                                                                    EXHIBIT 10.8


                                TABLE OF CONTENTS

1.       Definitions ...........................................................1
2.       MPOWER Software; License; Core Services ...............................5
3.       Supplemental Services ................................................11
4.       Problem Resolution ...................................................11
5.       Customer Responsibilities ............................................11
6.       Acceptance ...........................................................14
7.       Warranties ...........................................................17
8.       Limitation of Liability ..............................................18
9.       Fees and Charges .....................................................19
10.      Other Provisions .....................................................21
11.      Dispute Resolution and Termination ...................................21
12.      Law Governing Agreement ..............................................23
13.      Confidentiality ......................................................23
14.      Backup and Disaster Recovery Services ................................25
15.      Source Code Custody Agreement ........................................26
16.      Relationship and project Management and Liaison ......................27
17.      General ..............................................................27


Schedule A:       Definition of Core Services
Schedule B:       Definition of Supplemental Services
Schedule C:       License, Processing and Supplemental Service Fees
Schedule D:       Documentation Outline
Schedule E:       Travel Guidelines
Schedule F:       Non-disclosure Agreement
Schedule G:       MPOWER Identified Parties for Non-disclosure
Schedule H:       Work Orders
Schedule I:       Marketing Partner Terms
Schedule J:       HUBLink Interfaces

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                                 MPOWER(TM) 6000

                MASTER LICENSE, PROCESSING AND SERVICES AGREEMENT

     This Agreement is entered into as of this 16th day of February, 1997, by and between HealthScope/United, Inc., a New York State corporation with its principal place of business located at 345 Hudson Street, 16th Floor, New York, NY, 10014(hereinafter referred to as "Customer"),and MPOWER Solutions Inc., a Delaware corporation with its principal place of business located at 2305 Renard Place, S. E., Albuquerque, New Mexico 87106 (hereinafter referred to as "MPOWER") .

     WHEREAS, MPOWER is in the business of providing automated managed health care information services and licensing software to businesses providing managed health care and insurance services, and desires to provide such services, and license such software, to Customer, subject to the terms hereof; and

     WHEREAS, Customer is in the business of providing managed health care and insurance services to its customers and desires to use the services of, and/or software licensed by MPOWER, subject to the terms hereof; and

     WHEREAS, Customer and MPOWER wish to establish a relationship in which Customer will serve as the initial test site for MPOWER's DB2 version of MPOWER(TM) operating on the IBM RS6000 platform and MPOWER's first release of the MPOWER(TM) GUI Software and Customer will assist MPOWER in the marketing of its software as set forth in this Agreement, subject to the terms hereof.

     NOW, THEREFORE, in consideration of the mutual promises made, the terms and conditions hereunder described and other valuable consideration, the parties agree as follows

1.   DEFINITIONS

     1.1 As used in this Agreement, the following terms shall have the meanings indicated unless the context clearly requires otherwise;

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

          (a) "Core Services" shall mean those services provided by MPOWER (as described and set forth in Schedule A) in consideration of Customer's payment of the License Fees.

          (b) "Critical Failure" shall mean a verifiable Nonconformity in the Shelf Version of the MPOWER Software which has a material impact on Customer's mission critical system related functions. By way of example, a Critical Failure may include the inability of Customer to generate checks, complete failure of availability of the on-line system, inability to perform on-line adjudication of any types of claims, incorrect adjudication of any types of claims or inability to produce mission critical reports.

          (c) "Customer Processing" shall mean the use of the MPOWER Software on Customer equipment at a Customer site, as set forth herein.

          (d) "Documentation" shall mean the User Documentation as outlined in Schedule D.

          (e)  "Effective Date" shall mean the date first set forth above.

          (f) "Expenses" shall mean any reasonable out of pocket expenses, including, travel and travel-related expenses, incurred by MPOWER or by Customer (relating to MPOWER marketing) in connection with the performance of this Agreement.

          (g) "Fees" shall mean the fees for MPOWER Services as described and set forth in Schedule C attached hereto.

          (h) "General System Enhancements" shall mean enhancements, revisions or updates to the MPOWER Software that are made available generally to licensees of the MPOWER Software as part of the Maintenance Support Services, as and when such enhancements, revisions or updates are made available generally, and shall not include any separate products where MPOWER charges a separate license fee to its licensees.

          (i) "Implementation" shall mean the conversion and installation of Customer's managed health care and/or insurance processing to the MPOWER(TM) system as set forth in this agreement.

          (j) "Implementation Date" shall mean the actual date that the first Member transaction is processed, either by MPOWER or Customer.

          (k) "License" shall mean the license granted by MPOWER to Customer for the MPOWER Software, to the extent set forth herein.

          (l) "License Fees" shall include the Initial License Fee(s) ("ILF")and the Maintenance Support Fee ("MF"),as described in Schedule C herein.

          (m) "Maintenance Support Services" shall mean the post-production services provided by MPOWER as part of the Core Services that do not provide for upgrades or general enhancements to the MPOWER Software, which are provided through the MF.

          (n) "Member" shall mean an individual who is as of a certain effective date eligible for certain benefits provided by or through Customer or a Related Party, which individual becomes eligible either (a) directly as the subscriber to a Customer or Related Party sponsored and administered insurance or benefit program, (b) as an eligible employee to an employer sponsored benefit plan administered by Customer or a Related Party, or (c) as a beneficiary of a government sponsored benefit plan, or (d) indirectly as a dependent of that subscriber, employee or beneficiary. For example, in a family of four (4) individuals, where the employee is the primary participant individual, the employee, the spouse and the two (2) dependent children are each a Member for a total of four (4) Members. "Member" shall also mean an individual eligible for certain benefits provided by or through Customer or a related party under statutory or other legal obligation.

          (o) "Member Month" shall mean, respectively, as of the first of each applicable month, the number of active eligible Members as enrolled and entered by Customer, as of a given effective date, onto the MPOWER System (for Remote Processing) or processed using the MPOWER Software (for Customer Processing), adjusted for actual retroactive Customer Member enrollment or disenrollment occurring in the prior twelve (12) months.

          (p) "Nonconformity" shall mean a failure of a specific Release of the MPOWER Software to materially conform to the User Documentation of such Release.

          (q) "MPOWER Services" shall mean services furnished by MPOWER according to the terms of this Agreement and attached Schedules and other services described in any Work Order accepted by MPOWER.

          (r) "MPOWER Site" shall mean the site of the MPOWER System, currently located at 2305 Renard Place, S. E., Albuquerque, New Mexico, 87106.

          (s) "MPOWER Client-Server Software" or "MPOWER 6000" shall mean the MPOWER(TM) Software owned by MPOWER and licensed by Customer under this Agreement, operating on the IBM RS6000 computer, and any updates, revisions, enhancements, or additions thereto supplied by MPOWER, (including but not limited to those updates, revisions, enhancements, or additions supplied to Customer pursuant to Work Orders under this Agreement).

          (t) "MPOWER Standard Interface Specifications" shall mean the MPOWER written specifications for the file size, format, blocking-factors, field content and frequency of batch transmission for interfacing software programs for data exported from or imported into the MPOWER(TM) software-maintained databases. MPOWER agrees that with respect to those specifications for interfacing programs not yet developed, MPOWER agrees to consult with Customer on such specifications and the resulting specifications shall comply with normal industry standards.

          (u) "MPOWER System" shall mean the computer hardware, MPOWER Software and other hardware and software at the MPOWER Site linking the MPOWER Site to the Customer-provided network and to Customer's facility(ies).

          (v) "Related Party" shall mean an entity as to which Customer directly owns a greater than fifty percent (50%) equity interest in the assets of such entity, but excludes any entity as to which another co-owner, partner or joint venture participant or affiliate is a competitor of MPOWER as set forth in Schedule G.

          (w) A "Release" shall mean a new version or new release of the MPOWER Software containing General System Enhancements that is made available to MPOWER's customers generally.

               (x) A "Release Date" is the date that a Release is made available to MPOWER's customers generally.

               (y) "Shelf version" shall mean the Releases of the MPOWER Software which are accepted by Customer pursuant to Section 6.

               (z) "Supplemental Services" shall mean any support or services required by Customer and agreed to be provided by MPOWER in addition to that provided as part of the License, as fully specified in each Work Order, which Supplemental Services may include, but not be limited to, conversion support, modification and enhancements, and System Set-ups.

               (aa) "User Documentation" shall mean the MPOWER user documentation provided to Customer pursuant to the terms of this Agreement. An outline of the current User Documentation is set forth in Schedule D attached hereto.

               (bb) "Work Order" shall mean a document that is separately executed by both parties, substantially in the format of the template of Schedule H hereto, that authorizes MPOWER to perform Supplemental Services or other services for Customer and obligates Customer to pay for such Supplemental Services or other services under the terms of that separate document, and which document is incorporated and made part of this Agreement.

               (cc) "Workaround" shall mean a change in the procedures followed or data supplied to avoid a Nonconformity without materially impairing performance of the MPOWER Software.

               (dd) "Graphical User Interface" or "GUI" shall mean a Visual Basic(TM) application that presents MPOWER(TM) in a Windows 95(R) environment.

2.   MPOWER SOFTWARE; LICENSE; CORE SERVICES

     2.1  MPOWER Software License.

          (a) MPOWER grants to Customer, a nonexclusive, non-transferable (except as specified herein) object code only license (the "License") to use the MPOWER Software at a single site on a single CPU , which MPOWER Software includes the

Documentation during the term of this Agreement, subject to the terms and conditions set forth herein. However, in the event that the architecture of the MPOWER 6000 system, operating on the IBM Rs/6000 platform, results in significant degradation of system performance, due solely to the segregation of Customer's clients' files, Customer is required to acquire and operate a second Rs/6000 in order to meet the processing requirements of the clients set forth in Schedule A, then Customer may operate the MPOWER 6000 Software on the second CPU without payment of an additional license fee.

          (b) MPOWER shall prepare and provide Customer one (1) copy of the current Documentation for the MPOWER Software using electronic media and update same as required due to enhancements, upgrades, error correction or other changes made by MPOWER to the MPOWER Software. When MPOWER has produced Documentation in HTML format, which is expected to be available by the end of 1997, MPOWER will provide a copy of the Documentation to Customer in such format.

     2.2 Payment. In consideration of the License, Customer shall timely pay the ILF, the MF and the Supplemental Services Fees in accordance with Schedule C.

     2.3  Scope of Use.

          (a) Customer, shall use the MPOWER Software and Documentation solely for its own use as a provider or administrator of managed health care and/or other insurance services to Customer clients and the Members of its Related Parties, including a health maintenance organization which may be established by Customer, solely as expressly set forth herein, pursuant to the terms herein and not for the benefit of any other entity, and further subject to the Related Party restrictions in the License granted. The initial Customer clients which will be processed by Customer are Community Premier Plan, Bridgeport Health Plan, Fidelis Care Health Plan, Suffolk County Health Plan and Universal Health Plan, except that Universal Health Plan will not be subjected to the implementation terms and incentives set forth in this Agreement. If Customer establishes a health maintenance organization or insurance company, MPOWER's implementation for such entities shall be subject to fees as Supplemental services.

          (b) Customer shall have the right to provide the use of certain limited functions and features of the MPOWER Software, to its clients for which Customer provides administration services, and to providers of health care services, subject to the confidentiality restrictions set forth in Section 13.

          (c) Customer shall not copy the MPOWER Software or permit same to be copied, except for production copies for use within the restrictions of the License granted herein, and for a reasonable number of backup and test copies:
(i.) for the specific data center where the MPOWER Software will be installed where Customer is performing Customer Processing, (ii.) for testing and modification of the MPOWER Software (pursuant to Section 2.7), and (iii.)for training of Customer personnel. Customer shall promptly notify MPOWER in writing as to the number of production and test copies and location of said copies of the MPOWER Software which it intends to make in each instance.

          (d) In addition, Customer shall be permitted to make a reasonable number of copies of the User Documentation solely for Customer's internal use and for distribution to Related Parties and Non-Related Parties pursuant to
Section 13.2, not to exceed one (1) copy per workstation, and only if the original copyright and other proprietary rights notices are preserved.

          (e) MPOWER Software used for Customer Processing may be temporarily transferred to backup equipment owned by Customer or by a third party provider of disaster recovery services and used thereon only for so long as the Customer site is inoperative. The use of such third party provider of disaster recovery services shall not require the consent of MPOWER provided such provider agrees to be bound by the confidentiality restrictions set forth herein, and is not a competitor of MPOWER. Simultaneous use of more than the authorized number of copies of the MPOWER Software is expressly prohibited.

          (f) Customer shall not modify the MPOWER Software or the Documentation (except as set forth below), nor translate, or adapt the MPOWER Software or the Documentation (except as set forth below), in any way or use it to create a derivative work or permit the foregoing. Customer's modification of the MPOWER Software in any way, may be considered by MPOWER to be a material breach of this Agreement by Customer. Notwithstanding the above,

Customer, in certain circumstances, may be permitted to modify the GUI presentation of the MPOWER Software as follows: Customer will initially present a requested change to MPOWER and if MPOWER wishes to make the change, MPOWER will submit a quote to Customer for the work and if the Customer accepts the proposal, a Work Order will be developed for the project. If Customer declines MPOWER's proposal, Customer may propose to MPOWER that Customer develop the modification. Customer will submit a plan for such modification to MPOWER and if MPOWER accepts such plan, and if the Customer developed modification successfully passes acceptance testing, then MPOWER will warrant the performance of the modification. If MPOWER elects not to accept the proposed modification or if an accepted proposal fails to pass acceptance, or if Customer modifies GUI presentation without the consent of MPOWER, MPOWER shall have no obligation to warrant or support such Customer developed modifications.

Customer may modify copies of the Documentation limited to the purpose of integrating Customer's internal operating procedures and work flows into the content relating to the operation of MPOWER. All Customer duties to maintain the confidentiality of MPOWER Software and Documentation shall remain in full effect for all MPOWER Documentation incorporated into such Customer documents. Customer shall maintain an unaltered copy of the MPOWER Documentation which shall be the baseline Documentation of the MPOWER System.

Except as set forth in Section 7.2 with respect to the Shelf Version and as set forth in this Section 2.3 (f), MPOWER shall not be responsible for the functioning of updates, revisions, enhancements, additions or conversions or otherwise maintaining the MPOWER Software if the MPOWER Software is modified by Customer (or without MPOWER's consent relating to the GUI) or if Customer installs or attempts to install software, other than MPOWER Software, which interfaces with the MPOWER Software in a manner which is inconsistent with MPOWER Standard Interface Specifications, or writes to any data files maintained by the MPOWER Software. Customer shall be solely responsible for the results of such modifications or interfaces, including the integrity of data used or generated by the MPOWER Software. In the event that Customer makes a modification or enhancement to the MPOWER Software, and it is subsequently determined that such modification or enhancement was the cause of a Nonconformity in the MPOWER Software, then MPOWER shall be reimbursed at the Supplemental Service Fees rates set forth in Schedule C for the time spent in determining that such modification or enhancement was the cause of the Nonconformity, and, if MPOWER agrees to provide Supplemental Services support as specified on a Work Order to correct such Nonconformity, then MPOWER shall be reimbursed at the Supplemental Service Fee rates set forth in Schedule C.

     2.4 General System Enhancements. In consideration of the ILF and MF, MPOWER shall provide to Customer General System Enhancements, if and when such General System Enhancements are made available to licensees of the MPOWER Software generally, except as otherwise provided in Schedule C. Any General System Enhancements supplied to Customer by MPOWER shall become part of, and subject to, this Agreement and License. MPOWER shall only provide General System Enhancements for the then most current Release of the MPOWER Software. In addition, MPOWER agrees also to provide support for the one prior Release immediately preceding the most current Release of the MPOWER Software and to provide support for any other Releases for up to one (1) year from the Release Date of such other Releases. During any applicable support period, support for any such prior Release of the MPOWER Software that has been replaced or modified by General System Enhancements or by a subsequent Release shall be limited to correction of identified and reproducible defects in the Shelf Version of such prior Release from the published specifications therefor. MPOWER shall not be obligated to provide General System Enhancements for any Release other than the most current Release. Any additional MPOWER Services provided in connection with an older Release of the MPOWER Software shall be provided as Supplemental Services.

     2.5 Upgrades in Operating System. In the event the operating system for the platform on which Customer operates MPOWER is upgraded by the developer of such operating system, MPOWER will within one year of the release of said upgrade test the performance of the MPOWER Software on such operating system.

     2.6 Correction of Nonconformities. In consideration of the ILF and MF, and subject to the terms of this Agreement, upon written notification by Customer of a Nonconformity in the most current Release of the MPOWER Software or in the one prior Release immediately preceding the most current Release of the MPOWER Software, MPOWER will analyze the Nonconformity and notify Customer of its estimate of when and how such Nonconformity will be corrected or any Workaround provided and MPOWER shall use commercially reasonable efforts to correct such Nonconformity in accordance with the procedures and priorities established in Schedule B. Notwithstanding the prior sentence, MPOWER's sole obligation hereunder shall be limited to correcting identified and reproducible Nonconformities in the Shelf Version of the MPOWER Software in accordance with Section 4 and the relevant portions of Schedule B which deal with Definitions, Support and Time Frame for Resolution of issues logged through the MPOWER Help Desk.

     2.7 Proprietary Rights and Confidentiality. MPOWER represents and Customer acknowledges that the MPOWER Software, including the Documentation, is the sole and exclusive property of MPOWER, including, but not limited to, all applicable rights to patents, copyrights, trademarks and trade secrets inherent therein and appurtenant thereto, and MPOWER retains title to the MPOWER Software and any copies thereof. Customer shall not sell, license, transfer, or otherwise make available (except as expressly provided herein) any portion of the MPOWER Software to others, including but not limited to Related Parties and Non-Related Parties for which Customer is providing processing services pursuant to the terms hereof, nor permit the foregoing, except for disclosure of the MPOWER Software to Customer consultants and auditors pursuant to the provisions of
Section 13.2 herein, and the disclosure of the User Documentation to Related Parties and Non-Related Parties, pursuant to the provisions of Sections 2.3 and
13.2 herein. Customer agrees to use at least commercially reasonable methods to secure and protect the MPOWER Software and the Documentation as MPOWER Confidential Information as defined herein, in a manner consistent with the manner in which it protects its own most sensitive confidential information.

     2.8 Core Services. In consideration of the payment of the License Fees by Customer, MPOWER shall, during the term of this Agreement, provide the Core Services set forth in Schedule A, except as otherwise provided in Schedule C.

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3.   SUPPLEMENTAL SERVICES

In consideration of the payment by Customer of the Maintenance Fees and Supplemental Service Fees, MPOWER shall, during the term of this Agreement, provide the Supplemental Services set forth in Schedule B, except as otherwise provided in Schedule C.

4.   PROBLEM RESOLUTION

Subject to the limitations in support for prior Releases provided by MPOWER as set forth in Section 2 hereof, in the event MPOWER receives notice from Customer of a Critical Failure in the most current Release of the MPOWER Software or in the one prior Release immediately preceding the most current Release of the MPOWER Software, MPOWER agrees to respond to such notice by assigning a qualified individual to attempt to remedy the Critical Failure, and agrees to use commercially reasonable efforts to remedy the Critical Failure in accordance with the provisions of Section 7.2 herein commensurate with the severity of the problem and the timeliness and quality of information regarding the problem received from Customer in accordance with the Definition, Support and Time Frame for Resolution paragraphs of the Help Desk section of Schedule B.

5.   CUSTOMER RESPONSIBILITIES

     5.1 Customer Responsibilities. Customer acknowledges that the MPOWER Software reflects certain interdependent relationships, such as exist among the data variables, logic rules and system functions of the MPOWER Software. Customer further acknowledges that it is required and has a responsibility to understand such data variables, logic rules and system functions, and their interdependent relationships, and to define for its own purposes such data variables, logic rules and system functions to the MPOWER Software in such a way that the MPOWER Software will provide the functionality desired by Customer. Customer acknowledges that it has or will hire and will maintain on its staff personnel who are able to understand and define such data variables, logic rules, system functions and interdependent relationships. Customer further acknowledges that, even though MPOWER may assist Customer personnel in performing these tasks, the responsibility for the effective definition and maintenance of these data variables, logic rules and system functions resides with Customer and not with MPOWER, unless Customer specifically requests MPOWER to perform these tasks at the Supplemental Services Fees. Notwithstanding the foregoing, nothing herein shall relieve MPOWER of responsibility for the assistance that it may provide to Customer hereunder.

     5.2 Testing Customer acknowledges that it will undertake testing of the MPOWER Software and of the basic functionality and interdependency of its customer-defined data variables, logic rules and system functions as set forth in Section 6 prior to commencing use of the MPOWER Software for its business.

     5.3 Customer Data. Except as may be provided under an applicable Work Order, Customer shall be responsible for inputting and ensuring the accuracy, validity and completeness of all data variables, logic rules, system functions and Customer data, including but not limited to group, subscriber, Member, provider, utilization, encounter, claims, capitation, fund accounting, billing, collection, broker, benefits, product contract, provider contract, provider fees, standard business measures, and other similar or related data. Customer shall also be responsible for inputting and ensuring the accuracy, validity and completeness of all user-defined report definitions, all report and batch production job specifications and priority scheduling criteria. Customer shall also be responsible for initiating, monitoring, operating, printing and ensuring the accuracy, validity, and completeness of all print outputs and file downloads, including but not limited to all reports, premium bills, checks, etc., determining how many and on what print stock such outputs are to be printed or into which files or programs on Customer controlled computers such files are to be downloaded and manipulated, at Customer's own initiative, responsibility and risk. Customer hereby acknowledges responsibility for generally controlling all aspects related to the production, distribution and control of such outputs. Customer further acknowledges that the accuracy of Customer's database within the MPOWER Software and the accuracy of the several outputs of the MPOWER Software, including but not limited to, outputs that control the billing, receipt or expenditure of moneys, will be dependent on the accuracy and use of the data variables, logic rules, system functions and Customer data input into the MPOWER Software by Customer and verified by Customer. Notwithstanding the foregoing, nothing herein shall relieve MPOWER of responsibility for the assistance that it may provide to Customer hereunder.

     5.4 Other Customer Obligations. In addition to its other obligations hereunder, Customer will on a timely basis:

          (a) Establish appropriate priorities for Customer that relate to MPOWER Services and communicate the same to MPOWER. Customer recognizes that changes in such priorities may result in additional fees hereunder for additional staff, as Supplemental Services, or reordering of other priorities to provide MPOWER Services within the current fee structure;

          (b) Cooperate with MPOWER by, among other things, making available, as reasonably requested by MPOWER, management decisions, information, approvals, and acceptances in order that MPOWER may properly accomplish its obligations and responsibilities hereunder;

          (c) If applicable (e.g. for certain conversion services), deliver input and output data to and from the MPOWER Software accompanied by control totals, and providing supplies of the necessary input and output forms;

          (d) If applicable (e.g. for certain conversion services), carefully inspect and review for accuracy and completeness all reports and other output of any incorrect reports or output within sixty (60) calendar days after receipt thereof. If Customer fails to so notify MPOWER of the inaccuracies or incompleteness of such reports or outputs, or fails to make available to MPOWER access to the production data including but not limited to data files, data bases, run time setups and source and load libraries as they existed at the time of the creation of the inaccurate or incomplete report or output, Customer shall be deemed to have waived its rights and assumed all risks with respect thereto;

          (e) Maintain, reproduce and distribute (solely for Customer's use in connection with the authorized use of the MPOWER Software hereunder) procedure manuals and documentation used by Customer personnel in connection with the MPOWER Services hereunder;

          (f) Train applicable Customer. personnel to properly prepare input for and to effectively utilize output from the MPOWER Software operated either by MPOWER or by Customer hereunder;

          (g) Pay all costs of acquisition, installation and use of equipment and services at all Customer sites and all current and future pass-through costs;

          (h)  Properly maintain the Customer equipment at all Customer sites;

          (i) Properly maintain the operating environment, operating system, network and database software as agreed to between the parties;

          (j)  Such other responsibilities as set forth herein.

     Customer agrees that to the extent its failure to meet its obligations set forth in this Section 5.4 affects the ability of MPOWER to perform MPOWER's obligations under this Agreement, MPOWER shall be relieved of such obligations, and Customer shall indemnify MPOWER against any claims or liabilities arising out of such failure by Customer including those set forth in Schedule C.

     5.5 Reprocessing or Reconstructing of Data. To the extent that any Customer data must be corrected, recreated, restored or reprocessed due to the sole fault or negligence of Customer, its employees or agents, or by a breach by Customer of any of its obligations hereunder, MPOWER will do so as Supplemental Services, and in such event Customer shall reimburse MPOWER for any costs incurred by MPOWER in correcting, recreating, restoring or reprocessing such data or in providing assistance therewith.

6.   ACCEPTANCE

     6.1 Initial Delivery of MPOWER Software: For all deliverables, including the MPOWER Software and General System Enhancements, Customer shall, not later than June 1, 1997, review and, if applicable, test the deliverable and approve it or notify MPOWER in writing of non-approval, documenting in reasonable detail any and all material defects in the deliverable which prevent it from conforming to the Documentation. MPOWER shall, upon receipt of such notice, use its best efforts to correct any such material failures and shall notify Customer of its completion thereof. Customer shall, after receipt of said notice, review the deliverable and report the results to MPOWER. Customer shall do so promptly using diligent efforts, but in no event shall such process exceed fifteen (15) days. The above cycle shall be repeated as is necessary. A deliverable shall be deemed accepted by Customer if either:

          (a) Customer notifies MPOWER in writing of its acceptance and the acceptance date shall then be the date of such notice;

          (b) Customer fails to notify MPOWER in writing within the applicable time period of any material defect in the deliverable and the acceptance date shall then be the last day of said period; or

          (c) Customer places in productive use any portion of the deliverable and the acceptance date shall be June 1, 1997, unless accepted earlier under paragraphs (a) or (b) above.

     Customer agrees that it will test any modifications or enhancements made by MPOWER for Customer as a part of the initial Implementation. The version and release of the MPOWER Software so accepted by Customer shall be deemed the current Shelf Version. Customer and MPOWER shall maintain copies of each Shelf Version. The obligation of MPOWER to maintain any enhancements or modifications made specifically for Customer that are not part of either General System Enhancements or a Release shall be specified in the Work Order that authorizes such enhancements or modifications or in a subsequent Work Order.

     6.2 Delivery of Releases, Modifications and Enhancements Subsequent to Initial Implementation: For all deliverables, including the MPOWER Software and General System Enhancements and Customer-specific enhancements and modifications provided pursuant to an applicable Work Order, Customer shall, within thirty
(30) days of receipt of the deliverable, review and, if applicable, test the deliverable and approve it or notify MPOWER in writing of non-approval, documenting in reasonable detail any and all material defects in the deliverable which prevent it from conforming to the Documentation or specifications therefor, as applicable. Work Orders for Customer enhancement requests will include specification of an acceptance test period that is mutually agreed to by Customer and MPOWER and which shall be reflective of the estimated size and complexity of the deliverable specified by the Work Order. MPOWER shall, upon receipt of such notice, use its best efforts to correct any such material failures and shall notify Customer of its completion thereof. Customer shall, after receipt of said notice, review the deliverable and report. Customer shall do so promptly using diligent efforts, but in no event shall such process exceed fifteen (15) days. The above cycle shall be repeated as is necessary. A deliverable shall be deemed accepted by Customer if either:

          (a) Customer notifies MPOWER in writing of its acceptance and the acceptance date shall then be the date of such notice;

          (b) Customer fails to notify MPOWER in writing within the applicable time period of any material defect in the deliverable and the acceptance date shall then be the last day of said period; or

          (c) Customer places in productive use any portion of the deliverable and the acceptance date shall then be the first day of such productive use. Productive use for purposes of the foregoing shall not include the use by Customer of the MPOWER Software in a parallel processing environment where Customer is utilizing the MPOWER Software to process a limited number of Members during a reasonable period of time for the purpose of testing the MPOWER Software.

     Customer agrees that it will so test any modifications or enhancements made by MPOWER for Customer under an applicable Work Order and made part of a Release and all General System Enhancements. The version and release of the MPOWER Software so accepted by Customer shall be deemed the current Shelf Version. Customer and MPOWER shall maintain copies of each Shelf Version. The obligation of MPOWER to maintain any enhancements or modifications made specifically for Customer that are not part of either General System Enhancements or a Release shall be specified in the Work Order that authorizes such enhancements or modifications or in a subsequent Work Order.

7.   WARRANTIES

     7.1 MPOWER warrants that it either owns the rights to the MPOWER Software or has the right to grant the license to Customer herein, and that it either owns or has licensed in the manner contemplated by this Agreement any other software used in the provision of the MPOWER Services to Customer, including but not limited to the enhancements or modifications provided by MPOWER pursuant to an applicable Work Order. MPOWER warrants that the MPOWER Software, including without limitation each component or part thereof, does not and will not infringe upon or violate any patent, copyright, trademark, trade secret or other proprietary or contractual rights of any third party.

     MPOWER shall, at its own expense indemnify, defend, settle and hold harmless Customer and its officers and employees, from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable legal fees) directly arising out of any such claim that the Shelf Version of the MPOWER Software infringes upon or violates any United States patents, copyrights, trademarks, trade secrets or other proprietary, contractual or intellectual property rights of any third party; provided, however, Customer must send MPOWER written notice of any claim relating to such infringement promptly after Customer receives notice of the same and Customer fully cooperates, at MPOWER's expense, in the defense of any such claim. Following such notice of a claim or of a threatened or actual suit, MPOWER shall, upon written notice to Customer and at MPOWER's expense, either: (a) procure for Customer the right to continue using such MPOWER Software; (b) replace or modify same so that it becomes non-infringing; or, (c) grant to Customer a refund of the ILF for said MPOWER Software based upon a five (5) year straight line depreciation upon its return to MPOWER if neither (a) nor (b) are reasonably possible, in MPOWER's sole discretion. The foregoing states the entire liability of MPOWER and the sole remedy of Customer with respect to any infringement or claimed infringement by the MPOWER Software.

     Notwithstanding the foregoing, MPOWER shall not be obligated to defend, indemnify or hold Customer harmless from and against any claim, suit proceeding or allegation (i.) asserted by a parent, subsidiary or affiliate of Customer or any Related Party, (ii.) resulting from Customer's additions to, changes in, or enhancements or modifications of the MPOWER Software, (iii.) resulting from Customer's use of the MPOWER Software in combination with non-MPOWER Software, or (iv.) resulting from Customer's misuse of the MPOWER Software.

     7.2 MPOWER warrants that the Shelf Version of the MPOWER Software will function as set forth in MPOWER's User Documentation, including all MPOWER developed updates and enhancements thereto. Upon receipt of Customer's notice given pursuant to Section 16.1, MPOWER and Customer shall cooperate to attempt to duplicate the problem on the Shelf Version of the MPOWER Software. If the problem can be duplicated, MPOWER's sole obligation under this warranty and Customer's sole remedy shall be for MPOWER to comply with the service obligations set forth in Section 4. If the problem cannot be duplicated, MPOWER's warranty shall not apply and MPOWER shall have no obligation to remedy the cited defect. MPOWER covenants and warrants that all improvements and enhancements of the MPOWER Software provided by MPOWER will be compatible with, and will not materially diminish the features or functions of, or the specifications of the Shelf Version of the MPOWER Software, and that the Shelf Version of the MPOWER Software will be compatible with the equipment described in the Documentation. MPOWER warrants that User Documentation shall reflect the operation of the MPOWER Software, and MPOWER shall, at no additional cost to Customer, correct any User Documentation that does not conform to this warranty.

     7.3 MPOWER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, EXCEPT THOSE WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 7. MPOWER SPECIFICALLY DISCLAIMS ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE MPOWER SERVICES OR THE MPOWER SYSTEM, OR THE COMPLIANCE OF THE FOREGOING WITH ANY LAW, REGULATION OR ORDER.

8.   LIMITATION OF LIABILITY

     MPOWER SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, INCIDENTAL OR PUNITIVE DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. MPOWER SHALL NOT BE LIABLE FOR ANY CLAIM ARISING FROM THE USE OF SOFTWARE OR DATA WHICH HAS BEEN MODIFIED BY ANYONE OTHER THAN MPOWER, NOR FOR ANY CLAIM ARISING FROM THE USE OF ANY SOFTWARE OR EQUIPMENT DEVELOPED OR MODIFIED BY CUSTOMER OR WHICH HAS BEEN PROVIDED TO OR ACQUIRED BY CUSTOMER UNDER ANY LICENSE OR OTHERWISE FROM ANY THIRD PARTY.

     EXCEPT AS PROVIDED IN SECTION 7.1 WITH RESPECT TO MPOWER's EXPRESS OBLIGATIONS TO INDEMNIFY CUSTOMER FOR LIABILITIES TO THIRD PARTIES, MPOWER'S SOLE AND TOTAL LIABILITY TO CUSTOMER RELATED TO THIS AGREEMENT WHETHER IN CONTRACT OR IN TORT OR OTHERWISE SHALL BE LIMITED TO CUSTOMER'S ACTUAL DIRECT DAMAGES IN AN AMOUNT EQUAL TO THE MAXIMUM COVERAGE OF MPOWER'S ERRORS AND OMISSIONS POLICY OR MPOWER'S INSURANCE LIABILITY POLICY, WHICHEVER IS APPROPRIATE, (THE MAXIMUM E&O COVERAGE IS $5,000,000; THE MAXIMUM GENERAL LIABILITY COVERAGE IS $2,000,000 -- THESE COVERAGES CANNOT BE REDUCED OR CANCELLED BY MPOWER) OR FEES PAID TO MPOWER BY CUSTOMER (INCLUDING THE $500,000 LICENSE FEE WAIVED BY MPOWER IN SCHEDULE A, B.1.), WHICHEVER IS GREATER, AND FURTHER PROVIDED THAT IN ANY EVENT, MPOWER IS THE SOLE CAUSE FOR THE BREACH OR CAUSE OF ACTION FOR WHICH DAMAGES ARE CLAIMED.

     THIS LIMITATION APPLIES TO ALL CAUSES OF ACTIONS OR CLAIMS IN THE AGGREGATE INCLUDING WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION AND OTHER TORTS. FURTHER, NO CAUSE OF ACTION WHICH ACCRUED MORE THAN TWO(2) YEARS PRIOR TO THE FILING OF A SUIT ALLEGING SUCH CAUSE OF ACTION MAY BE ASSERTED AGAINST MPOWER, EXCEPT TEAT IN NO EVENT SHALL THE FOREGOING LIMITATION EXTEND ANY APPLICABLE STATUTORY LIMITATION PERIOD. CUSTOMER AND MPOWER EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE LIMITATIONS AND EXCLUSIONS CONTAINED HEREIN REPRESENT THE PARTIES' AGREEMENT AS TO THE ALLOCATION OF RISK BETWEEN THE PARTIES IN CONNECTION WITH MPOWER's OBLIGATIONS UNDER THIS AGREEMENT. THE PAYMENTS PAYABLE TO MPOWER IN CONNECTION HEREWITH REFLECT THIS ALLOCATION OF RISK AND THE EXCLUSION OF CONSEQUENTIAL DAMAGES IN THIS AGREEMENT.

     MPOWER hereby is not assuming or otherwise responsible for, expressly or implicitly, any obligation or liability of any kind whatsoever of Customer. Customer shall and hereby does agree to indemnify and hold MPOWER harmless from any and all claims, lawsuits, liabilities, expenses, costs, damages and fees arising from or in connection with Customer's use or misuse of the MPOWER Services or MPOWER Software in breach of its obligations hereunder or relative to Customer's provision of services or products to any third party.

9.   FEES AND CHARGES

     9.1 Fees and Charges. The Fees for the MPOWER License and Services are described in Schedule C attached hereto.

     9.2 Timeliness of Payment. Customer will pay the ILF in accordance with the schedule set forth in Schedule C. Any other sum due MPOWER hereunder for which a time for payment is not otherwise specified will be due and payable within thirty (30) days after the due date of an invoice therefor from MPOWER. All payments shall be in U.S. dollars. Each MPOWER invoice shall reference this Agreement and the applicable Work Order. If Customer fails to pay any amount due and not reasonably disputed by Customer within forty-five (45) days from its due date, late charges of one and one half percent (1.5%) (or the maximum allowable under applicable law, whichever is lower) per month shall also become payable by Customer to MPOWER. if Customer fails to pay, when due, any amount payable hereunder and not reasonably disputed by Customer or fails to fully perform its obligations hereunder, Customer agrees to pay, in addition to any amount past due, plus interest accrued thereon, all reasonable expenses incurred by MPOWER in enforcing this Agreement including but not limited to all expenses of any legal proceeding related thereto and all reasonable attorneys' fees incurred in connection therewith. No failure by MPOWER to request any such payment or to demand any such performance shall be deemed a waiver by MPOWER of Customer's obligations hereunder or a waiver of MPOWER's right to terminate this Agreement.

     9.3 Taxes. There will be added to any charges under this Agreement, and Customer will pay to MPOWER, amounts equal to any taxes, however designated or levied, based upon such charges, or upon this Agreement or the services or materials provided hereunder, or Customer's use thereof, including federal, state and local sales, use, privilege or excise taxes based on gross revenue, and any taxes or amounts in lieu thereof paid or payable by MPOWER in respect of the foregoing, but excluding any franchise taxes, taxes based on the gross income or adjusted gross income of MPOWER, and employee withholding, FICA and other taxes relating to MPOWER personnel performing services hereunder. Such taxes will be itemized separately from service fees or charges for materials and products on the invoice. In the event that MPOWER collects any such taxes, as described in the first sentence of this Section 9.3, MPOWER acknowledges its responsibility to pay such collected taxes to the appropriate taxing authority

10.  OTHER PROVISIONS

     10.1 Independent Contractor. MPOWER, its agents and employees, in performing their respective obligations under this Agreement, are acting only as independent contractors of Customer, and not as officers, employees or agents of Customer, and the rights and responsibilities of the parties shall be determined accordingly.

     10.2 Force Majeure. Each party hereto shall be excused from performance hereunder (except for payment obligations) for any period and to the extent that it is prevented from performing any services pursuant hereto, in whole or in part, as a result of delays caused by the other party or an act of God, war, civil disturbance, court order, labor dispute of the other party or any third party, or other cause beyond its reasonable control and which it child not have prevented by reasonable precautions, and such nonperformance shall not be a default hereunder or a ground for termination hereof. In the event that either party is excused from performance hereunder pursuant to this Section, then that party shall take all reasonable actions to resume, or provide alternative performance of its obligations hereunder as soon as feasible.

11.  DISPUTE RESOLUTION AND TERMINATION

     11.1 Dispute Resolution. In the event of a dispute between the parties arising out of or relating to this Agreement, the parties shall meet and attempt in good faith resolve the dispute. Initially, disputes will be handled by the MPOWER Account Executive and the Information Services Director, or his/her equivalent, of Customer, and if they are unable to reach a resolution, the dispute will be presented to the Chief Operating Officer of MPOWER and the President of Customer for resolution. If the matter has not been resolved pursuant to the aforesaid mediation procedure within sixty (60) days of the commencement of such procedure (which period may be extended by mutual agreement), the controversy shall be settled by arbitration pursuant to the rules of the American Arbitration Association for commercial arbitration, by a panel of three (3) arbitrators knowledgeable in the computer area. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sec. 1-16, and judgment upon the award by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York City, New York. Each party shall pay its own cost and expenses.

     The formation and performance of this Agreement shall be governed and interpreted by the laws of the State of New York. Either party shall be entitled to seek injunctive relief against the other in a court having competent jurisdiction upon a disclosure or threatened disclosure of any Confidential Information without a requirement that the moving party prove irreparable harm or the posting of a bond.

     11.2 Termination for Cause. In the event either party materially breaches any term or provision of this Agreement and such breach remains uncured for thirty (30) days following receipt of written notice from the other party of such breach; or if any proceedings under the bankruptcy law or any state or local insolvency statutes are filed against Customer or MPOWER which remain undismissed or undischarged for a period of ninety (90) days; or if either party files a petition in voluntary bankruptcy or seeks relief under any bankruptcy law or any state or local insolvency statutes; or if either party consents to the appointment of or taking possession by a receiver, trustee or liquidator of itself or its property; or if either party makes an assignment for the benefit of creditors; then the nondefaulting party may terminate, at its option, this Agreement and License hereunder, and/or have recourse to any other right or remedy available at law or in equity.

     11.3 Outstanding Amounts. Termination of this Agreement shall entitle MPOWER to payment and Customer shall be obligated to pay for the provisions of any and all undisputed and verified MPOWER Services rendered by MPOWER under this Agreement prior to the date of such termination, and all outstanding fees and Expenses incurred prior to the date of termination.

     11.4 Customer Data. In the event that either party terminates this Agreement, Customer retains ownership of all Customer membership data and all other Customer data defined in the MPOWER System. MPOWER shall return same to Customer at the time of termination in MPOWER's standard tape record format. Any programming, analysis or consulting services requested by

Customer to provide data in formats other than MPOWER's standard tape record format shall be provided as Supplemental Services.

     11.5 MPOWER Software. Unless otherwise provided in this Agreement, Customer agrees that upon termination of this Agreement, the License granted hereunder shall also terminate and Customer shall cease using the MPOWER Software and shall return to MPOWER or destroy, within thirty (30) days after such termination, the original and all copies of such MPOWER Software and Documentation. Except for termination resulting from the material breach on the part of Customer, including without limitation, breach of its Confidentiality obligations or failure to timely make any payment hereunder, Customer shall be permitted to continue to use the MPOWER Software pursuant to all the terms and conditions set forth in this Agreement for up to a maximum of six (6) months following such termination for the sole purpose of transitioning Members to an alternate processing software, provided (i.) Customer remains obligated to pay MF during such period; (ii.) MPOWER has no further obligations to provide Core Services, new Releases, fixes to Nonconformities or Critical Failures, and (iii.) the MPOWER Software is no longer warranted. If Customer destroys the MPOWER Software, all copies thereof and Documentation, within thirty (30) days of such destruction an officer of Customer shall certify to MPOWER in writing that the MPOWER Software and all copies and Documentation thereof have been destroyed. Due to the nature of the MPOWER Software and the need for its protection as a trade secret and confidential proprietary information, time is of the essence in its return or destruction, and in the event of Customer's failure to do so within the time provided herein, Customer agrees that MPOWER shall be entitled to obtain injunctive relief to require such return or destruction and reasonable attorneys' fees and costs incurred in obtaining such injunctive relief.

     12.  LAW GOVERNING AGREEMENT

     This Agreement shall be construed and enforced according to the laws of the State of New York without reference to principles of conflicts of laws.

13.  CONFIDENTIALITY

     13.1 Confidential Information. "Confidential Information" shall mean information such as customer lists, business plans, operation plans, client information, application software programs and documentation licensed by third parties to Customer or MPOWER, the MPOWER Software, the User Documentation, which are disclosed by Customer or MPOWER to the other party, its employees, agents, contractors, assignees or successors in the conduct of business under this Agreement. In addition, Confidential Information shall also include any other materials relating to MPOWER's business or the business of Customer which are designated in writing as confidential at the time of disclosure by Customer or MPOWER, or is identified orally at the time of the disclosure as confidential and confirmed in writing within one week of such disclosure, and which are disclosed by Customer or MPOWER to the other party, its employees, agents, contractors, assignees or successors in the conduct of business under this Agreement. The following information shall not be deemed Confidential Information, and a party and that party's employees shall have no obligation. with respect to any such information which:

          (a) is or falls into the public domain through no wrongful act of a party or that party's agents or employees; or

          (b) is rightfully received from a third party without restriction and without breach of this Agreement; or

          (c) is approved for release by written authorization of an officer of a party; or

          (d) is disclosed pursuant to the requirements of a governmental agency or operation of law; or

          (e) is already in possession of a party or that party's employees as evidenced by their records and is not the subject of a separate non-disclosure or confidentiality agreement with either of them.

     13.2 Standard of Care. Each party hereby agrees that it and its respective officers, employees, agents, contractors, assignees, and successors shall (i.) keep all Confidential Information received from the other party strictly confidential, (ii.) instruct their officers, employees, agents, contractors, and permitted assignees and successors, who have access to such Confidential Information, to use the same degree of care and discretion with respect to the Confidential Information of the other party, or of any third party utilized hereunder, that MPOWER and Customer each require with respect to their own most confidential information, (iii.) use and disclose such information solely for the purposes and in the manner set forth in this Agreement, (iv.) not disclose any such information to any other person, corporation, governmental agency or other entity without the express written permission of the other party, except that Customer may disclose the MPOWER Software and Documentation to outside consultants or other third parties having a need to know such Confidential Information for purposes of this Agreement, and provided said consultants or third parties agree to hold the MPOWER Software and Documentation in confidence, and have executed a Non-Disclosure Agreement in the form annexed hereto as Schedule F, and (v.) disclose the User Documentation to Related Parties and Non-Related Parties in order for Customer to be able to provide and for such parties to be able to effectively receive and utilize Customer Processing, provided said Related and Non-Related Parties agree to hold the User Documentation in confidence subject to the provisions herein, and have executed a Non-Disclosure Agreement in the form annexed hereto as Schedule F. NOTWITHSTANDING THE FOREGOING, WITH RESPECT TO MPOWER SOFTWARE AND DOCUMENTATION, IN ADDITION TO ITS OBLIGATIONS SET FORTH HEREIN, CUSTOMER SHALL USE NO LESS THAN THE SAME DEGREE OF CARE AND DISCRETION THAT CUSTOMER REQUIRES WITH RESPECT TO ITS MOST VALUABLE TRADE SECRET INFORMATION. Notwithstanding the foregoing, Customer may not disclose MPOWER's Confidential Information to any of the parties identified by MPOWER in Schedule G, as such Schedule may be updated from time to time by MPOWER, or to their employees, agents or consultants. Customer shall institute the necessary security policies and procedures to meet its obligations hereunder.

     Customer shall indemnify and hold harmless MPOWER and its officers and employees from and against any and all damages, losses, liabilities, costs and expenses (including reasonable legal fees) arising in any way out of use not in compliance with this Agreement or of any breach of the Confidentiality obligations hereunder by Customer, or its subsidiaries and affiliates, or any entity controlling, controlled by or under common control with Customer or any Related Party.

14.  BACKUP AND DISASTER RECOVERY SERVICES

     14.1 Disaster Recovery. At Customer's request and if agreed to by MPOWER, MPOWER and Customer will jointly assess and consequently approve a mutually satisfactory Disaster Recovery Third Party vendor. Customer will be responsible for all costs associated with Disaster Recovery services.

15.  SOURCE CODE CUSTODY AGREEMENT

     15.1 MPOWER agrees to place a copy of the then current version of its source code for the computer program known as "MPOWER", into a source code custody arrangement (described below).

     15.2 The parties agree that the Source Code Copy shall be held by a mutually agreed upon-third party acting as custodian of MPOWER's source code, hereinafter referred to as "Custodian" for delivery to Customer under the following conditions:

     (a.) If MPOWER ceases doing business, and its business is not continued by virtue of a merger, consolidation, the sales of all or substantially all of its assets, or. through some other transaction by another corporation or entity, or

     (b.) MPOWER ceases offering maintenance support services to the public, and

     (c.) the Custodian of the source code has received from Customer:

          (i)  written notification of such event or condition;

          (ii) evidence that Customer has previously notified MPOWER of any such event or condition in writing and;

          (iii) a demand letter that a copy of the source code be mailed to Customer;

          (iv) written undertaking from Customer that the copy of the source code to be supplied to Customer will be used only for Customer's maintenance of the MPOWER Software at a specified location and will be promptly returned to the Custodian at the expiration of the period during which Customer, under its agreement with MPOWER, has the right to use the MPOWER Software, and that the copy of the source code and the information and material contained therein shall be held in confidentially by Customer and its employees who are involved in the use of the MPOWER Software, including the provision of Section 13 hereof, and shall not, under any circumstances, be disclosed or made available to any other person or entity;

          (v) specific instructions from Customer for the delivery of a copy of the source code, which delivery shall be by mail to the address provided under Section 17.

16.  RELATIONSHIP AND PROJECT MANAGEMENT AND LIAISON

     16.1 Relationship Management. MPOWER and Customer agree to establish a committee to meet regularly to discuss business and relationship strategies affecting both parties. Until such time as Customer is in routine, full time production, or as otherwise agreed to by the parties, MPOWER and Customer further agree to hold regularly scheduled meetings on a mutually agreed upon schedule to summarize current activities, performance results, error corrections and work efforts, as well as additional planned activities. These meetings shall follow a predefined agenda and may be conducted by telephone. MPOWER shall provide Customer with written status reports as reasonably requested.

     16.2 Liaison. During the term of this Agreement, each party will provide a liaison who (i.) will have overall management responsibility for the performance by the party hereunder, (ii.) will have primary operational responsibility, and (iii.) will serve as the party's primary liaison with the other party with respect to performance under this Agreement.

17.  GENERAL

     17.1 Notices. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery against a signed receipt; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

     17.1.1 If to MPOWER, to:

            MPOWER Solutions Corporation
            2305 Renard Place, S. E.
            Albuquerque, New Mexico 87106
            Attn.: Mr. William F.X. O'Neil
                   Chief Operating Officer
            Fax No.: 505-248-3960

            with a copy to:

            Julian S. Millstein, Esq.
            Brown Raysman & Millstein LLP
            120 West 45th Street
            New York, New York 10036
            Fax No.: 212-840-2429

     17.1.2 If to Customer, to:

            Attn: Steven A. Rogers
                  President

            Fax No.: 614.647.9517

            with a copy to:

            Michael Singer, Esq.
            C/o HealthScope/United, Inc.
            345 Hudson Street, 16th Floor
            New York, NY 10014

     All such notices and communications shall be deemed 'delivered upon (a) actual receipt thereof by the addressee, (b) actual delivery thereof to the appropriate address, or (c) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously dispatch a copy of the notice to the addressee at the address(es) provided for above by an overnight courier service. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

     17.2 Insurance. During the term of this Agreement, each party will maintain, either through external insurance coverage or internal self-insurance, such capability to bear the risks associated with the performance of this Agreement as is reasonable, prudent and advisable under the circumstances and will provide evidence of or otherwise demonstrate such capability to the other party upon the other party's reasonable request from time to time.

     17.3 Assignment. Except as otherwise provided in this Agreement, neither Customer nor MPOWER may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

     17.4 Hiring of Employees. Except as otherwise provided in this Agreement, Customer and MPOWER each agree that, during the term of this Agreement and for one (1) year thereafter, neither Customer nor MPOWER shall, except with the prior written consent of the other party, offer employment to or employ any person employed then or within the preceding twelve (12) months by the other party. Notwithstanding the previous sentence hereof, Customer is relieved of its obligations under this Section 16.4 immediately upon (i.) the filing by MPOWER of a Chapter 7 application for liquidation under the United States Bankruptcy Code or (ii.) the acquisition of the assets or voting control of MPOWER by one or more Customer Direct Competitor(s) whose sum total interest in MPOWER's assets or voting control is greater than fifty percent (50%). Customer Direct Competitor shall mean an entity that competes directly with Customer in the manufacturing, distribution or administration of employee benefits, products and services.

     17.5 Agreement. This Agreement, including any Schedules or Work Orders referred to herein and attached hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, understandings or agreements relative hereto which are not fully expressed herein. No amendment, change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the party against which such amendment, change, waiver, or discharge is sought to be enforced.

     17.6 Survival of Terms, Waiver, Severability, Section Headings. All provisions of this Agreement relating to confidentiality, nondisclosure, publicity, proprietary rights and indemnity shall survive cancellation, termination or expiration of this Agreement. The waiver or failure of either party to exercise any right in any instance shall not be deemed a waiver of any other or further right hereunder. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof to be unenforceable, that provision shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect. The section headings used herein are for reference and convenience only and shall not enter into the interpretation thereof.

     17.7 Publicity. Neither party shall use the name, trade name, service marks, trademarks, trade dress or logo of the other in publicity releases, advertising or. similar activities without the prior written consent of the other. Notwithstanding the foregoing, MPOWER shall have the right to list Customer's name on customer lists, provided that such listing(s) does not state or imply a recommendation, approval or testimonial by Customer.

     17.8 Export Assurance. Notwithstanding anything contained herein to the contrary and regardless of any disclosure made by Customer to MPOWER of any ultimate destination of the MPOWER Software, Customer shall not export or re-export directly or indirectly the MPOWER Software acquired from MPOWER, or any technical data derived therefrom, without first obtaining the written approval or required export license to do so from the United States Department of Commerce or any other agency of the United States Government or of any foreign government having jurisdiction over such transaction, when required by an applicable statute, regulation or order.

     17.9 Governmental Restrictions. Customer shall be responsible for complying with all applicable governmental regulations of the United States or any foreign countries with respect to Customer's transport or use of the MPOWER Software outside of the United States, including, but not limited to import and export restrictions, obtaining any necessary consents, registering or filing any documents and paying any duties, fees or taxes. Customer shall be solely responsible for all costs associated with such compliance. Customer shall defend, indemnify and hold MPOWER harmless from and against any and all claims, judgments, costs, awards, expenses (including reasonable attorneys' fees) and liability of any kind arising out of the non-compliance with applicable governmental regulations, statute, decree or other obligation with respect to the MPOWER Software, outside the United States.

     17.10 Waiver of Default. Any failure by either party at any time, or from time to time, to enforce or require the strict keeping and performance of the other party of any of the terms or conditions of the Agreement shall not constitute a waiver by the first party of a breach of any such terms or conditions and shall not affect or impair such terms or conditions in any way, or the right of the first party at any time to avail itself of such remedies as it may have for any such breach or breaches of such terms or conditions.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


MPOWER Solutions Inc.                   HealthScope/United, Inc.
                                        (Customer)


By: /s/ WILLIAM F. REILLY               By: /s/ STEPHEN A. ROGERS
    ---------------------------------       -----------------------------------

Name: William F. Reilly                 Name: Stephen A. Rogers
      -------------------------------         ---------------------------------

Title: President & CEO                  Title: President & COO
       ------------------------------          --------------------------------

Date: 16 February 1997                  Date: 16 February 97
      -------------------------------         ---------------------------------

                               INDEX OF SCHEDULES


SCHEDULE A -- DEFINITION OF CORE SERVICES

SCHEDULE B -- DEFINITION OF SUPPLEMENTAL SERVICES

SCHEDULE C -- LICENSE, PROCESSING AND SUPPLEMENTAL SERVICE FEES

SCHEDULE D -- DOCUMENTATION OUTLINE

SCHEDULE E -- TRAVEL GUIDELINES

SCHEDULE F -- NON-DISCLOSURE AGREEMENT

SCHEDULE G -- MPOWER IDENTIFIED PARTIES FOR NON-DISCLOSURE

SCHEDULE H -- WORK ORDER

SCHEDULE I -- MARKETING PARTNER TERMS

SCHEDULE J -- HUBLink Interface

                                   SCHEDULE A

                           DEFINITION OF CORE SERVICES

"Core Services" are those services, in addition to the License, that are provided to Customer by MPOWER in consideration for the payment of the License Fees, except as otherwise provided in Schedule C. Core Services shall include the following:

Implementation Plan: MPOWER will provide a template implementation plan for migrating, converting, and implementing Customer Members to the MPOWER Software or the MPOWER System. The template implementation plan will include a description of tasks to be performed, milestones, and deliverables. Customer and MPOWER will mutually agree on initial modifications to the template implementation plan to fit the Customer's specific situation and circumstances. This modified template implementation plan shall be referred to as the "Implementation Plan", which may be subsequently modified by agreement of the parties from time to time.

The Implementation Plan will conform to the following committed Live Dates:

Definition of Current Customer Clients:

Plan Name                                         Committed Live Date
---------                                         -------------------
Community Premier Plan ("CPP")     -- New York    [*]
Bridgeport Health Plan ("BHP")     -- Connecticut [*]
Fidelis Care Health Plan("FCP")    -- New York    [*]
Suffolk County Health Plan ("SHP") -- New York    [*]
*Universal Health Plan ("UHP") (If Necessary)     [*]

----------
*UHP will not be subjected to the terms and incentives outlined in this agreement.

Customer acknowledges that MPOWER has met the deliverable date for CPP.

MPOWER commits to meet the following Implementation Dates as set forth:

* Confidential Treatment Requested

o MPOWER will commit to provide a "production ready, functionally operational" managed care information system for CPP, that will provide the following:

     o    Provider Files loaded and updated -- [*]

     o    New York Medicaid Enrollment Tape Submittal [*]

     o    New York Medicaid Tape Receipt and Reconciliation Process- [*]

     o    Print-out of Primary Care Physician Rosters and member lists -- [*]

     o Generate Capitation Payments, Generate Premium Billing Invoices, Provide Customer Service Team Functionality including Graphical User Interface ("GUI") and Record Authorizations & Referrals [*]

     o Receive and process HCFA 1500 and UB92 paper and electronic-claims, Interface to CUSTOMER Financial System -- [*]

o MPOWER will commit to provide a "production ready, functionally operational" managed care information system for the FCP, SHP and BEP plans by [*].

o MPOWER will commit to converting the mutually agreed upon historical data for Fidelis Care, Suffolk Health Plan and Bridgeport Health Plan by [*].

o Customer and MPOWER acknowledge that the Implementation includes time frames that are extremely aggressive. MPOWER understands the operational and time frame demands of the Customer. Customer will rely on MPOWER expertise and recommendations to ensure Implementation in accordance with these dates. Customer also agrees to accept reasonable interim workarounds to achieve expected time frames.

o Customer agrees to provide MPOWER all necessary information for benefits, members, providers and other such information as reasonably required and appropriately requested by MPOWER, in a timely manner and in mutually agreeable formats. Both parties acknowledge that failure of Customer to do so may

* Confidential Treatment Requested
     impact committed time frames set forth above. Time delays caused by Customer or associated third parties (i.e. CPP, FHP, SHP, BHP, State of New York, State of Connecticut, etc.) will be applied to the committed live dates and they will be extended appropriately.

     Customer acknowledges that as an initial and development test site for MPOWER, that functionality delivered may not be error free and that Customer and MPOWER will establish a protocol for identifying and correcting Non-conformities and suggesting improvements.

Software Installation (if applicable): Customer shall install MPOWER Software on a single Customer CPU(s) designated as follows:

      CPU Model Number(s):
                           --------------------
      CPU Serial Number(s):
                           --------------------


Prior to installation of MPOWER Software, Customer shall have installed the vendor software detailed on Exhibit

Delivery: Unless otherwise requested in writing at the time of final delivery to Customer of any deliverable of the MPOWER Software or of the enhancement or modification provided under any Work Order under the License or applicable Work Order to Customer or any Related Party, all deliverables to Customer or any Related Party shall be by electronic delivery. MPOWER shall arrange or provide appropriate communications linkages to deliver the MPOWER System and to monitor remotely the system performance and Customer shall pay MPOWER the fees stated therefor in Schedule C as pass-through costs.

Documentation: MPOWER will provide User Documentation in the form outlined in Schedule D, Documentation.

Training: The initial Implementation will include 80 hours for training at Customer's site for 10 students. Training will be in the "train the trainer" format.

Ongoing Support: MPOWER provides ongoing support in the areas of General System Enhancements, correction of Nonconformities, and in certain specific situations, support for modifications, Whether made by Customer or MPOWER:

General System Enhancements:        See Section 2.4.

Correction of Nonconformities:      See Section 2.5.

Ongoing Support will commence [*], with the "CPP" site going live.

* Confidential Treatment Requested

                                   Schedule B

                       Definition of Supplemental Services

B.1. Supplemental Services: Supplemental Services may include as applicable (i.) conversion services to convert Customer data; (ii.) System Setup such as the establishment of benefit plans, pricing information, tracking information, capitation rules, procedure and diagnosis code files and fund accounting and billing rules; (iii.) services for modifying the MPOWER Software for enhancements and modifications; (iv.) training beyond that set forth in Schedule A; (v.) consulting services; (vi.) the efforts required to be put forth by MPOWER to respond to the excessive or inappropriate use of the MPOWER Help Desk by Customer for issues resulting from the lack of adequately trained Customer personnel or from the lack of use or inadequate utilization of the Documentation by Customer ; and (vii.) project coordination and management for the above Supplemental Services. All suck Supplemental Services shall be described in an applicable Work Order and shall be undertaken by MPOWER only pursuant to a Work Order, a specimen of which is set forth in Schedule H.

For services requested by Customer which are beyond the scope of the services generally contemplated hereunder, for special circumstances, or if the geographic location in which any MPOWER services are to be provided for Customer demands higher labor or resource costs, MPOWER will provide Customer with written notice, and MPOWER reserves the right to propose a new fee structure or different rates, which fee structure or rates will be detailed in the appropriate Work Order.

B.2. Enhancements and Modifications Under Work Orders: Pursuant to this Schedule and the applicable Work Order, Customer may identify enhancements or modifications which it desires to have MPOWER make to the MPOWER Software, such as integration to other software systems, modifications for legal requirements, and other functional enhancements. Customer shall be responsible for providing to MPOWER a description of the changes which Customer requests to be made in the MPOWER Software. MPOWER shall have the right to design any Customer requested enhancements or modifications in a way which, in MPOWER's reasonable opinion, will not adversely affect the MPOWER Services or the structure or performance of the MPOWER Software or will have general applicability. In the event MPOWER agrees to provide such enhancements or modifications to the MPOWER Software, such enhancements or modifications shall be owned by MPOWER and licensed to Customer as part of the MPOWER Software subject Section 2 of the Agreement. Resources utilized by MPOWER in providing services pursuant to any such requests will be detailed in applicable Work Orders. If MPOWER declines to modify presentation of the MPOWER Software, Customer may have the option to modify such GUI presentation only, subject to the terms and conditions set forth in Section
2.3 (f) of the Agreement.

B.3. Data Integrity: Customer acknowledges that, although MPOWER may, as part of Supplemental Services, perform certain conversion tasks (for which MPOWER shall be responsible), including development of files and programs for the conversion of Customer data into formats for the MPOWER Software, the quality and integrity of all Customer data provided to MPOWER, and the results obtained or resulting from poor or inaccurate data are solely Customer's responsibility.

B.4. Access: In order for the Supplemental Services to be completed in a timely and successful manner, Customer shall provide MPOWER with such access to applicable information and key Customer personnel as MPOWER may reasonably request from time to time during the period the Supplemental Services are being performed. In connection with the Supplemental Services, MPOWER will be entitled to submit various materials, including time schedules, business requirements, specifications, and test results, for Customer's review, comment, sign-off, or approval. Customer will respond to each such request as soon as reasonably practicable, and, in any event, in a time frame consistent with the applicable project plan, and shall not unreasonably withhold any sign-off or approval requested by MPOWER.

B.5. Help Desk: MPOWER shall provide a "Level Two" Help Desk to answer Customer questions and solve Customer problems for acceptance testing and production activities as further described herein. (Questions that are training related, or answers to which can be found in the User Documentation, or that are related to initial setups and definitions should be referred to the MPOWER implementation support team.) The Help Desk is staffed 8:00 a.m. to 5:00 p.m., Mountain Time, Monday through Friday. Calls to the Help Desk outside of these hours are rolled over either to MPOWER Operations or pager response. An Inward WATS number (currently 1-800-993-3677) is available for Help Desk calls at no charge to the Customer. Calls to the Help Desk that represent problems related to the MPOWER Software or MPOWER System are assigned a Problem Number and entered into the MPOWER Problem Reporting and Tracking System, where current status is available for reporting back to the Customer.

     A "Level Two" Help Desk call is a call from the Customer's internal Help Desk seeking support for questions and problems for production activities that the Customer's Help Desk was not able to resolve on its own (each a "Service Call").

     MPOWER represents that Service calls will be logged and responded to as-follows:.

A.   Severity Level/Priority: 1

     Definition: A Critical Failure.

     Support: MPOWER will provide telephone support twenty-fours (24) hours per day, seven (7) days per week for Severity Level 1 problems.

     Time Frame for Resolution: Service Calls will be responded to by knowledgeable MPOWER staff via telephone within thirty (30) minutes of receipt of a Service Call between the hours of 8:00 a.m. to 5:00 p.m., Mountain Time, Monday through Friday, and one (1) hour during other periods. MPOWER will use its best efforts to provide a resolution of the problem (permanent or temporary) within twenty-four (24) hours of receipt of the Service Call, or verification by MPOWER of the problem, either through replication or receipt by MPOWER of complete documentation from Customer needed to resolve the problem -- whichever occurs last. Customer shall maintain immediate resource availability during all hours that MPOWER is working on a Service Call.

B.   Severity Level/Priority: 2

     Definition: Production degraded -- defined as a verifiable Nonconformity in the Shelf Version of the MPOWER Software (or verifiable failure of the MPOWER System hardware, if the problem arises with respect to Remote Processing) that does not disrupt critical business processing, but causes disruption to normal work flow.

     Support: MPOWER will provide telephone support twenty-fours (24) hours per day, Mountain Time, Monday through Friday for Severity Level 2 problems.

     Time Frame for Resolution: Service Calls will be responded to by knowledgeable MPOWER staff via telephone within the same working day, Monday through Friday, if the Service Call is received prior to 3:00 p.m. Mountain Time. Otherwise, if the Service Call is received after 3:00 p.m. Mountain Time, the call will be responded to by 10:00 a.m., Mountain Time, the next morning, except Saturdays and Sundays. MPOWER will use its best efforts to provide a resolution of the problem (permanent or temporary) within three (3) business days of receipt of the Service Call; or verification by MPOWER of the problem, either through replication or receipt by MPOWER of complete documentation from Customer needed to resolve the problem -- whichever occurs last.

C.   Severity Level/ Priority: 3

     Definition: Normal response to either non-critical questions or non-critical problems. A non-critical problem is defined as a verifiable Nonconformity in the Shelf Version of the MPOWER Software (or verifiable failure of the MPOWER System hardware, if the problem arises with respect to Remote Processing), that does not cause disruption to normal work flow or degrade production.

     SUPPORT: MPOWER will provide telephone support from 8:00 a.m. to 5:00 p.m. Mountain Time, Monday through Friday, for Severity Level 3 situations.

     Time Frame for Resolution: Service Calls for Severity Level 3 situations are handled differently whether the Service Call is a non-critical question or a non-critical MPOWER Software or

     MPOWER System problem. If a non-critical MPOWER Software or MPOWER System problem, it will be entered into the MPOWER Problem Reporting and Tracking System. MPOWER and the Customer shall jointly prioritize these non-critical problems at least weekly up to one year after first production use, and at least monthly thereafter. After prioritization, MPOWER shall produce a schedule for their resolution.

Within ten (10) working days after month-end, MPOWER will provide reports and graphs to the customer liaison (see Section 15.2 and 16.1) comparing Service Call performance against standards for Severity 1, 2, and 3 Service Calls -- both for the month and the year-to-date.

For two successive calendar quarters, beginning with the first calendar quarter after the initial Implementation Date, the Customer shall be entitled to unlimited Service Calls from the Customer's help desk to the Help Desk (or its "after hours" rollover to Operations). Thereafter, Service Calls to the Help Desk in excess of sixty (60) calls per calendar quarter shall be billed as Supplemental Services.

Other Customer Requested Services: Customer may request additional Supplemental Services pursuant to this section subject to Customer's submission of a Work Order, MPOWER's acceptance of the assignment and subject to the payment of Supplemental Service Fees set forth in Schedule C.

                                   SCHEDULE C

                LICENSE, PROCESSING AND SUPPLEMENTAL SERVICE FEES

I.   LICENSE FEES

     A. License Fees. MPOWER License Fees for the use of the MPOWER Software are broken into two(2) components: (i.) Initial License Fee (ILF) and
          (ii) Maintenance Fee (MF). These components are intended to provide Customer with initial and ongoing rights to use the Software pursuant to the terms of the License, Processing and Services Agreement.

          1. Initial License Fee: The ILF is the initial fee payable by Customer for the License to use the MPOWER Software. The ILF for Customer and Related Parties is set forth in Section B(1) below.

          2. Maintenance Fee: The MF is the fee payable by Customer for the ongoing License and support for the MPOWER Software, as described in Sections 2.3 and 2.4 of the Agreement.

     B. License Fees (ILF) and MF) and Advanced Payments for Customer and Related Parties

          1. Initial License Fee. The initial License Fee payable by Customer for the License of the MPOWER Software for Customer and Related Parties is $[*].

          MPOWER is waiving the License Fee in exchange for Customer becoming an operational development site and marketing partner for the MPOWER 6000 product.

          2. Support and Maintenance Fee for Customer and Related Parties. The Maintenance Fee for Customer and Related Parties will be paid by Customer in accordance with the following schedule:

* Confidential Treatment Requested

               $[*] per month each year.

               Support and Maintenance Fee payments shall commence following the first month of productive use, meaning after historical data conversion, for CPP, FCP, SHP and BHP. Should the productive use of the MPOWER System extend beyond June 1, 1997, through no fault of MPOWER, then Customer will begin payment of monthly support and maintenance fees on June 1, 1997.

               All Support and Maintenance Fees will be subject to annual cost of living increases, based upon National CPI, to be capped at [*]% Annual Increase, for a period of five (5) years, at such time the Support and Maintenance Fee will be re-evaluated. Additionally, Customer will be subject to annual increases to the monthly Support and Maintenance Fees on a prorated basis for increments of [*] members once the total membership exceeds
               [*].

II.  FEES FOR SUPPLEMENTAL SERVICES

     Supplemental Services Fees, as incorporated in Work Orders, may be either fixed-price or time and materials. Time and materials Will be charged at the then-current rates for such services. Current (as of December 1996 through December 1997) rates for time and materials shall be held constant by MPOWER for Customer through December 31, 1997, and are as follows:

          $[*]/hr -- for all MPOWER services, not to exceed a total of $[*]
                     for the Current Customer Clients set forth in Schedule A. The $[*] shall include $[*] for initial training.

          Thereafter, the rate for Supplemental Services will be

* Confidential Treatment Requested
          adjusted to reflect the lesser of the prices charged by MPOWER at the anniversary date of this Agreement the National CPI or [*] percent ([*]%).

          The rates for outside independent contractors provided by MPOWER for Supplemental Services shall be the greater of (i.) the rates set forth above (for applicable skill sets) or (ii.) a rate to be mutually agreed upon in advance by Customer and MPOWER.

III. TRAVEL EXPENSES

     All MPOWER travel expenses shall be in accordance with the Travel Guidelines hereto as Schedule E.

IV.  OTHER FEES

     Other fees may pertain to the use by Customer of the MPOWER System for set-up, testing, training, acceptance testing or other uses not related to the production use of the MPOWER System for processing active Members of Customer or of a Related Party. Such other fees may be indicated in a Work Order.

     In addition, Customer shall be responsible for the all pass-through costs, including, but not limited to:

     o    License Fee for the initial Interface Engine -- Capped at $[*].

     o Annual Maintenance Fee for one Interface Engine Capped at $[*] par year for the first year.

     o Travel and Living Expenses incurred by MPOWER, as part of the Implementation and Work Plan. Travel associated outside the work plan will be pre-approved by Customer.

     o Hardware and Software as required, including obtaining and paying for licenses for software tools necessary to operate the GUI version of MPOWER(TM).

     o    Communications links between MPOWER and Customer.

     MPOWER waives fees associated with programming necessary to link the Interface Engine and to provide interfaces to

* Confidential Treatment Requested

     Customer's accounting system and electronic data interfaces.

V.   INCENTIVES

     On April 1, 1997, Customer and MPOWER will reconcile and make payments based on the following:

     An incentive payment will be made by Customer to MPOWER for each plan that is put in production two (2) weeks earlier than the committed production date. Furthermore, for each two (2) weeks, in addition to those first two
     (2) weeks, a similar incentive will be made.

     Each incentive payment will be equal to [*] percent ([*]%) of one quarter of the total implementation and conversion service fees paid by Customer to MPOWER. The sum total of all incentive payments will not exceed [*] percent ([*]%) of the total payments made by Customer to MPOWER for such implementation and conversion services.

     MPOWER agrees to pay Customer for delays, caused by mostly by MPOWER, in the same manner for the same time frames, with the same dollar limit. Such reconciliation will be netted with payments made appropriately.

VI.  SOURCE CODE BUYOUT

     Customer shall have the option to acquire the rights to the source code of the MPOWER Software by exercising the Source Code Buyout Option upon providing MPOWER with three (3) months advance written notice of the election of such Source Code Buyout Option and paying the sum of $[*] to MPOWER Solutions, Inc.

     Upon the exercise of the Source Code Buyout Option, the terms of the Agreement shall remain unchanged except, (a) Customer shall have the right to modify the MPOWER Software without first obtaining the consent of MPOWER and without notifying MPOWER; (b) Customer will no longer be obligated to pay Maintenance Fees; (c) Customer shall no longer be entitled to future releases or General System Enhancements; and (d) Customer shall not be entitled to the future provision of

* Confidential Treatment Requested

     Core Services and Maintenance Support Services. Any services provided by MPOWER to Customer subsequent to completion of the Source Coda Buyout Option shall be provided as Supplemental Services.

                                   SCHEDULE D
                         MPOWER -- USER REFERENCE MANUAL

                                     OUTLINE

BATCH SYSTEM                                     VOLUME 1
GROUP & SUBSCRIBER/MEMBER ENROLLMENT SUBSYSTEM
Chapter 1   Users Reference Manual System Overview

Chapter 2   Batch Group & Subscriber / Member Enrollment Overview

Chaplet 3   Group Termination -- GRPTRM

Chapter 4   Change Member Identification -- CHGSID

Chaplet 5   Dual / Duplicate Member Report -- DUPMEM

Chapter 6   Special Identification Card Program -- IDCARD

Chapter 7   Member Month Report -- MBRMTH

Chapter 8   Ad Hoc Membership Reporting System -- MBRRPT

Chapter 9   MEMCHG   This chapter is currently being developed 11/15/96 KLM.

Chapter 10  MEMELG   This chapter is currently under development 11/15/96 KLM.

Chapter 11  Member Outputs -- MEMOUT

Chapter 12  Member Listing -- NEWLST

Chapter 13  Overage Dependent Label & Listing Program -- OVDPLB

Chapter 14  Health Care Financing Administration Reply Data Report

Chapter 15  Subscriber Mailing Labels -- SSLBGR

Chapter 16  Subscriber Mailing Labels By Primary Care Physician (PCP) -- SBLBPV

Chapter 17  Send HCFA Transmission -- SDHCFA

Chapter 18  Senior Choice Enrollment -- SRCHOI

Chapter 19  Subscriber Labels -- SUBLBL

BATCH SYSTEM                                     VOLUME 2
PREMIUM BILLING & ACCOUNTS RECEIVABLE SUBSYSTEM
Chapter 1   Users Reference Manual System Overview

Chapter 2   Batch Premium Billing & Accounts Receivable Subsystem Overview

Chapter 3   Aged Accounts Receivable Report -- AGARMO

Chapter 4   Detailed Accounts Receivable Report -- ARDET

Chapter 5   Accounts Receivable Reconciliation -- ARRECN

Chapter 6   Cash Receipts List -- CSHRCP

Chapter 7   Current Accounts Receivable Report -- CURAR

Chapter 8   Produce Premium Bills -- PRMBIL

Chapter 9   Detail Of Premium Revenue -- PRMREV

Chapter 10  Reset Billing Run -- RESBIL

BATCH SYSTEM                                     VOLUME 3
AGENT I BROKER SUBSYSTEM
Chapter 1  Users Reference Manual System Overview

Chapter 2  Agent / Broker Batch Subsystem Overview This chapter is currently under development 11/15/96 KLM.

Chapter 3  Agent Commission Payment -- AGTCOM

Chapter 4  Broker Checks -- BRKCHK

Chapter 5  Produce Letters & Reports For Overdue Groups -- OVRDUE

Chapter 6  Change / Pay / Void Agent Check -- AGTCHK

Chapter 7  Premium Transmittal Report -- PRMRPT

BATCH SYSTEM                                     VOLUME 4
PROVIDER SUBSYSTEM
Chapter 1  Users Reference Manual System Overview

Chapter 2  Batch Provider Subsystem Overview

Chapter 3  Provider List By Hospital -- HOSPVS This chapter is currently under development 11/15/96 KLM.

Chapter 4  Independent Practice Association Eligibility -- IPAELG

Chapter 5  Primary Care Physician Availability Report -- PCPAVL

Chapter 6  Provider Information Report -- PVINFO This chapter is currently under development 1 1/1 5/96 KLM.

Chapter 7  Provider Mailing Labels -- PVLBLS

Chapter 8  Terminated Provider's List Of Members -- TRMPCP

BATCH SYSTEM                                     VOLUME 5
CERTIFICATION SUBSYSTEM
Chapter 1  Users Reference Manual System Overview

Chapter 2  Batch Certification Subsystem Overview

Chapter 3  Acute & Sub-Acute Beddays Report -- ASABED

Chapter 4  Catastrophic Utilization Management Report -- CATUMA

Chapter 5  Medical Management Detail Report -- CRTMMI

Chapter 6  Quality Management Detail -- CRTQMI

Chapter 7  Pended Certification Reports -- CRTPND

Chapter 8  Hospital Log Listing Report -- GENLOG

Chapter 9  Hospital Census Reports -- HOSCEN

Chapter 10 Inpatient Summary by Hospital Admissions Report -- INPHOS

Chapter 11 Inpatient Summary By Physicians Admissions -- INPPHY

Chapter 12 Mortality Report -- MRTLTY

Chapter 13 Certification By Procedure Grouping -- PXAPXG

Chapter 14 Hospital Service Category Report -- SVCCAT

Chapter 15 Certification Monthly Statistical Summary -- UMSTAT

BATCH SYSTEM                                     VOLUME 6
CLAIMS SUBSYSTEM
Chapter 1  Users Reference Manual System Overview

Chapter 2  Batch Claims Subsystem Overview

Chapter 3  Aging Report -- Claims Set To .Pay -- AGECLM

Chapter 4  Member Claim Audit -- AUDCLM This chapter is currently under development? 11/15/96 KLM.

Chapter 5  Carrier List With Comments o CARCOM

Chapter 6  Carrier Listing -- CARLST

Chapter 7  Check Run Program -- CHKRUN

Chapter 8  Catastrophic Claims Report -- CLMCAT

Chapter 9  Claims Control Listing -- CLMCTL

Chapter 10  Claims Processing Performance Report -- CLMPPL

Chapter 11  Claim Transaction Report -- CLMTRN

Chapter 12  COB Suspended Claims Processing -- COBSUS

Chapter 13  Explanation Of Benefits -- EOB

Chapter 14  Denial Letter Generation -- Denltr This chapter is currently under development 11/15/96 KLM.

Chapter 15  Hold Claims -- HLDCLM This chapter is currently under development 11/15/96 KLM.

Chapter 16  Member Claim Detail Report -- MBRCDR

Chapter 17  Provider Claim Detail Report -- PRVCDR

Chapter 18 Reset Checking Account Codes -- RESACT This chapter is currently under development 11/15/96 KLM.

Chapter 19 Reset Check Run -- RESCKS

Chapter 20 Reverse / Unset Claims -- REVUNS

Chapter 21 Set Checking Account Code -- SETACT This chapter is currently under development 11/15/96 KLM.

Chapter 22 Disconnect Paid Claims -- SETCHK

Chapter 23 Claims Summary By Employee -- SUBCLM This chapter is currently under development 11/15/96 KLM.

Chapter 24 Suspended Claims List -- SUSCLA

Chapter 25 Suspended Claims Summary -- SUSSUM

Chapter 26 Unpaid Claims Report -- UNPDCL This chapter is currently under development 11/15,/96 KLM.

Chapter 27 Batch Claims Processing -- BATCLM

BATCH SYSTEM                                     VOLUME 7
CAPITATION & FUND ACCOUNTING
Chapter 1  Users Reference Manual System Overview

Chapter 2  Batch Capitation & Fund Accounting Overview

Chapter 3  Capitation And Fund Budgeting.- CAP JOB

Chapter 4  Fund Status -- CFSRPT

Chapter 5  Capitation Deduction Run -- CAPDED

Chapter 6  Batch Capitation & Fund Accounting Subsystem Output Error Messages

BATCH                                            VOLUME 8
ACCOUNTING & FINANCIAL REPORTS
Chapter 1  Users Reference Manual System Overview

Chapter 2  Batch Accounting & Financial Reports

Chapter 3  Claims Lag Report -- AETLAG

Chapter 4  Define Report Grouping Codes -- DEFINC

Chapter 5  Display Report Grouping Codes -- DISINC

BATCH SYSTEM                                     VOLUME 9
LETTER WRITING SUBSYSTEM
Chapter 1  Users Reference Manual System Overview

Chapter 2  Letter Writing Subsystem Overview

Chapter 3  Submit Batch Letters -- BATLTR This chapter is currently under development 11/15/96 KLM.

Chapter 4  Print Letters -- PRTLTR

Chapter 6  Diagnosis Listing -- DXLST

Chapter 7  Fee File Listing -- FEELST

Chapter 8  Fee Schedule Report -- FEESCH

Chapter 9  ICD9-CM Procedure File Listing -- ICD9PX

Chapter 10 Provider Participation Area Report -- PPDRPT


              [The balance of this page left intentionally blank.]

                                 ON-LINE SYSTEM

SET-UPS, REFERENCE & UVAM SUBSYSTEM              VOLUME 1
Chapter 1  Users Reference Manual System Overview

Chapter 2  On-Line Group Enrollment Subsystem Overview

Chapter 3  Add New Group -ADDGRP

Chapter 4  Adding Group Contract -- ADOGRP

Chapter 5  Adding Benefits -- ADDGRP

Chapter 6  Adding Premium Billing Rates -- ADDGRP

Chapter 7  Adding Average Contract Size Definitions -- ADDGRP

Chapter 8  Adding Benefit Riders Information -- ADDGRP

Chapter 9  Display Group -- DISGRP

Chapter 10 Displaying Contract For Group -- DISGRP

Chapter 11 Displaying Benefits For Group -- DISGRP

Chapter 12 Displaying Rates For Group -- DISGRP

Chapter 13 Displaying The Average Contract Size -- DISGRP

Chapter 14 Modify Group -- MODGRP

Chapter 15 Modifying Group Contract -- MODGRP

Chapter 16 Modifying Benefits For Group -- MODGRP

Chapter 17 Modifying Benefit Riders Information -- MODGRP

Chapter 18 Modifying Premium Billing Rates -- MODGRP

Chapter 19 Modifying Average Contract Size Definitions -- MODGRP

Chapter 20 Add Market Projections -- ADDPRJ

Chapter 21 Display Market Projections -- DISPRJ

Chapter 22 Add Group Comments -- ADDGCO

Chapter 23 Display Group Comments -- DISGCO

Chapter 24 Group Name List -- NAMGRP

Chapter 25 Define Group Contract Riders -- DEFRDR

Chapter 26 Display Rider Details -- DISRDR

ON-LINE SYSTEM                                   VOLUME 2
SUBSCRIBER & MEMBER ENROLLMENT SUBSYSTEM
Chapter 1  Users Reference Manual System Overview

Chapter 2  On-Line Subscriber & Member Enrollment Subsystem Overview

Chapter 3  Add Family -- ADDFAM

Chapter 4  Display Family -- DISFAM

Chapter 5  Modify Family -- MODFAM

Chapter 6  Display Commercial Member Status History -- DISMST

Chapter 7  Display Other Billing Information -- DISOTH

Chapter 8  Display Subscriber Status -- DISSST

Chapter 9  Subscriber Identification Number Assignment -- NEXTID

Chapter 10 Add Duplicate Insurance Coverage Information -- ADDDCI

Chapter 11 Duplicate Coverage Comments -- DCICOM

Chapter 12 Display Duplicate Coverage -- DISDCI

Chapter 13 Update Pre-Existing Condition -ADDPEC

Chapter 14 Display Pre-Existing Medical Conditions -- DISPEC

Chapter 15 Add Family Comments -- ADDFCC

Chapter 16 Display Family Comments -- DISFCC

Chapter 17 Find Member List -- FNDMBR

Chapter 18 Cross Reference Identification Number -- IDXREF

Chapter 19 Member Name List -- NAMMBR

Chapter 20 Title 19 Member -- T19MBR This chapter is currently under development 11/15/96 KLM.

Chapter 21 Adding Member Dual Coverage -- ADDMDC

Chapter 22 Display Member Dual Coverage -- DISMDC

Chapter 23 Add Medicare Member -- ADBMED

Chapter 24 Display Medicare Member -- DISMED

Chapter 25 Modify Medicare Member -- MODMED

ON-LINE SYSTEM                                   VOLUME 3
PREMIUM BILLING & ACCOUNTS RECEIVABLE
Chapter 1  Users Reference Manuel System Overview

Chapter 2  On-Line Premium Billing & Accounts Receivable

Chapter 3  Define Premium Rate Table -- DEFRTB

Chapter 4  Display Premium Rate Table -- DISRTB

Chapter 5  Define Premium Billing Formal -- BILFMT

Chapter 6  Add Customer Account -- ADDCUS

Chapter 7  Display Customer Account -- DISCUS

Chapter 8  Add Payment -- ADDPAY

Chapter 9  Adjust Customer Account -- ADJACT

Chapter 10 Add Customer Account Comments -- ADDCAC

Chapter 11 Display Customer Account Comments -- DISCAC

Chapter 12 Add Premium Billing History Records -ADDHST

Chapter 13 Display Subscriber Premium Billing History -- DISHST

Chapter 14 Modify Premium Billing History Records -- MODHST

Chapter 15 Change Billed Through Date -- CHGBIL

ON-LINE SYSTEM                                   VOLUME 4
AGENT / BROKER SUBSYSTEM
Chapter 1  Users Reference Manual System Overview

Chapter 2  On-Line Agent / Broker Subsystem Overview This chapter is currently under development 11/5/96 KLM.

Chapter 3  Add New Agent -- ADDAGT

Chapter 4  Display Agent -- DISAGT

Chapter 5  Modify Agent -- MODAGT

Chapter 6  Commissions For a Given Agent -- AGTCPM

Chapter 7  Commissions For Payee -- PYECPM

Chapter 8  Groups For Agent -- AGTGRP

Chapter 9  Define Commission Schedules -- DEFCSH

Chapter 10 Display Commission Schedules -- DISCSH

Chapter 11 Add, Modify and Display Group Commission Data -

Chapter 12 Add Agent Comments -- ADDACO

Chapter 13 Display Agent Comments -- DISACO

Chapter 14 Agents For General Agent- GENAGT

Chapter 15 Agents For Payee Agent -- PYEAGT

Chapter 16 Agent's Name List -- NAMAGT

Chapter 17 Define Agent Commission -- DEFAGC

ON-LINE SYSTEM                                   VOLUME 5
PROVIDER SUBSYSTEM
Chapter 1  Users Reference Manual System Overview

Chapter 2  On-Line Provider Subsystem Overview

Chapter 3  Define Provider Category -- DEFCAT

Chapter 4  Display Provider Category -- DISCAT

Chapter 5  Add New Provider -- ADDPRV

Chapter 6  Adding A Provider In Multiple Networks -- The IPA Equals 99999

Chapter 7   Adding Discount And Interest Data

Chapter 8   Display Provider -- DISPRV

Chapter 9   Displaying Network / HIO / POE Data

Chapter 10  Modify Provider Information -- MODPRV

Chapter 11  Modifying A Provider In Multiple Networks -- MODPRV -- The IPA Equals 99999

Chapter 12  Modifying Discount And Interest Data -- MODPRV

Chapter 13  Add Provider Practice Addresses -- ADDPRA

Chapter 14  Display Provider Practice Addresses -- DISPRA

Chapter 15  Add Provider Payment Address -- ADDPPA

Chapter 16  Provider Payment Addresses Display -- DISPPA

Chapter 17  Define Tax Identification Owner -- DEFTAX

Chapter 18  Display Tax Identification Owner -- DISTAX

Chapter 19  Add Provider Comments -- ADDPCO

Chapter 20  Display Provider Comments -- DISPCO

Chapter 21  Display Providers By Drug Enforcement Agency Number -- DEAPRV

Chapter 22  Provider Internal Revenue Service Name List -- IRSPRV

Chapter 23  Provider Name List -- NAMPRV

Chapter 24  Title 19 Member Lookup -- T19PRY

ON-LINE SYSTEM                                   VOLUME 6
CERTIFICATION SUBSYSTEM
Chapter 1   Users Reference Manual System Overview

Chapter 2   On-Line Certification Subsystem Overview

Chapter 3   Adding Procedure Authorizations -- ADDPXA

Chapter 4   Adding Procedure Authorization Review Lines -- ADDPXA

Chapter 5   Displaying Procedure Certifications -- DISPXA

Chapter 6   Modifying Procedure Authorizations -- MODPXA

Chapter 7   Modifying Procedure Authorization Review Lines -- MODPXA

Chapter 8   Adding Outpatient Surgery Authorizations -- ADDOSA

Chapter 9   Adding Outpatient Authorization Comments -- ADDOSA

Chapter 10  Display Outpatient Surgery Authorization -- DISOSA

Chapter 11  Modifying Outpatient Surgery Authorizations -- MODOSA

Chapter 12  Modifying Outpatient Authorization Comments -- MODOSA

Chapter 13  Add Inpatient Certification -ADDLOG

Chapter 14  Adding Inpatient Certification Review Data -- ADDLOG

Chapter 15  Display Inpatient Certification -- DISLOG

Chapter 16  Modify Inpatient Certification o MODLOG

Chapter 17  Modifying Inpatient Certification Review Data -- MODLOG

Chapter 18  List Hospital Certification -- HOSLOG

Chapter 19  Member Certifications -- MBRCRT

Chapter 20  Display Member Certification Eligibility -- DISMCE

Chapter 21  List Member Certification -- MBRLOG

Chapter 22  Member Procedure Certification List -- MBRPXA

Chapter 23  Provider Procedure Certification List -- PRVPXA

Chapter 24  Delete Procedure Authorization -- DELPXA

Chapter 25  Delete Inpatient Certification -- DELLOG

Chapter 26  Add Referral Certification -- ADDREF

Chapter 27  Modify Referral Certification -- MODREF

Chapter 28  Display Referral Certification -- DISREF

Chapter 29  Member Referral Certification -- MBRREF

Chapter 30  Provider Referral Certification Listing -- PRVREF

ON-LINE SYSTEM                                   VOLUME 7
CLAIMS SUBSYSTEM
Chapter 1   Users Reference Manual System Overview

Chapter 2   On-Line Claims Subsystem Overview

Chapter 3   Add General Claim -- ADDGEN

Chapter 4   Adding Additional Claim Lines -- ADDGEN

Chapter 5   Modifying & Viewing General Claim Pricing & Payments -- ADDGEN

Chapter 8   Displaying Payment Address Verifications -- ADDGEN

Chapter 7   Add Inpatient Claim -- ADDINP

Chapter 8   Adding Claim Line Details -- ADDINP

Chapter 9   inpatient Claim Payment Category Billing Breakout -- ADDINP

Chapter 10  Modifying Inpatient Claim Pricing & Payments -ADDINP

Chapter 11  Displaying Payment Address Verifications -- ADDINP

Chapter 12  Modify General Claims -- MODCLM

Chapter 13  Modify Inpatient Claims -- MODCLM

Chapter 14  Modify Credit Claims -- MODCLM

Chapter 15  Displaying Payment Address Verifications -- MODCLM

Chapter 16  Display Old Claim Numbers -- OLDCLM

Chapter 17  Suspended Claim List -- SUSCLM

Chapter 18  Add Coordination Of Benefits Recovery -- ADDCOB

Chapter 19  Add Credit Claim -- ADDCRE

Chapter 20  Adjust Claim -- ADJCLM

Chapter 21  Batch Reprocessing Suspended Claims -- BRSCLM

Chapter 22  Manual Claim Payment -- PAYCLM

Chapter 23  Add Refund -- REFUND

Chapter 24  Unset Claim To Pay -- UNSCLM

Chapter 25  Void Check -- VODCHK

Chapter 26  Claim Comments -- CLMCOM

Chapter 27  BATCLM -- Batch Claims Processing This chapter is currently under development 11/15/95 KLM.

Chapter 28  Check Input -- CHKINP

Chapter 29  Check Input By Run Type code -- CKINP2

Chapter 30  Add Transfer Business Data -- ADDTBD

Chapter 31  Modify Transfer Business Data -- MODTBD

Chapter 32  Display Benefit Thresholds -- BENINQ

Chapter 33  Claims Associated With Benefits -- BENINQ

Chapter 34  Check Claim List -- CHKCLM

Chapter 35  Reverse / Voided Check Claim -- CHKCLM

Chapter 36  Display General Claim -- DISCLM

Chapter 37  Display Inpatient Claims -- DISCLM

Chapter 38  Display Credit Claim -- DISCLM

Chapter 39  Member Claim List -- MBRCLM

Chapter 40  Provider Claim List -- PRVCLM

Chapter 41  Set To Pay Claim List -- STPCLM

Chapter 42  Add New Carrier -- ADDCAR

Chapter 43  Display Carrier -- DISCAR

Chapter 44  Modify Carrier -- MODCAR

Chapter 45  Carrier Name List -- NAMCAR

Chapter 46  Add Claim Comments -- ADDCMC

Chapter 47  Display Claim Comments -- DISCMC

Chapter 48  Modify Claim Comments -- MODCMC

ON-LINE SYSTEM                                   VOLUME 8
CAPITATION & FUND ACCOUNTING SUBSYSTEM
Chapter 1   Users Reference Manual System Overview

Chapter 2   Capitation & Fund Accounting Subsystem Overview

Chapter 3   Define Capitation Claim Deduction Report -- DEFCCR

Chapter 4   Display Capitation Claim Deduction Report Definition -- DISCCR

Chapter 5   Define Capitation Detail Report -- DEFCDR

Chapter 6   Display Capitation Detail Report Definition -- DISCDR

Chapter 7   Define Capitation Summary Report -- DEFCSR

Chapter 8   Display Capitation Summary Report -- DISCSR

Chapter 9   Define Cluster Code -- DEFCLC

Chapter 10  Display Cluster Code -- DISCLC

Chapter 11  Add Entity -- ADDENT

Chapter 12  Adding Entity Contract- ADDENT

Chapter 13  Displaying Rate Verification -

Chapter 14  Adding / Modifying Entity Comments -- ADDENT

Chapter 15  Display Entity -- DISENT

Chapter 16  Modify Entity -- MODENT

Chapter 17  Adding and Modifying Entity Contracts -- MODENT

Chapter 18  Displaying Rate Verification -- MODENT

Chapter 19  Adding / Modifying Entity Comments -- MODENT

Chapter 20  Define Completion And Credibility Factors -- DEFCCF

Chapter 21  Display Completion And Credibility Factors -- DISCCF

Chapter 22  Update Member Capitation Status -- ADDMCS

Chapter 23  Display Member Capitation Status -- DISMCS

Chapter 24  Capitation Processes Run Dates -- CAPDTE

Chapter 25  Display Capitation Payment Data -- DISCAP

Chapter 26  Manual Capitation Adjustment -- CAPADJ

Chapter 27  Cluster Codes By Name Within Type -- NAMCLC

Chapter 28  Entity List By Name -- NAMENT

ON-LINE SYSTEM                                   VOLUME 9
LETTER WRITING SUBSYSTEM
Chapter 1   Users Reference Manual System Overview

Chapter 2   On-Line Letter Writing Subsystem Overview

Chapter 3   Add Letter Paragraph -- ADDLPA

Chapter 4   Display Letter Paragraph -- DISLPA

Chapter 5   Modify Letter Paragraph -- MODLPA

Chapter 6   Add Letter Run Type -- ADDLRT This chapter is currently under development 11/15/96 KLM.

Chapter 7   Display Letter Run Type -- DISLRT This chapter is currently under development 11/15/96 KLM.

Chapter 8   Modify Letter Run Type -- MODLRT This chapter is currently under development 11/15/96 KLM.

Chapter 9   Add Letter Type -- ADDLTP

Chapter 10  Display Letter Type -- DISLTP

Chapter 11  Modify Letter Type -- MODLTP

Chapter 12  Add Letter Series -- ADDSRS

Chapter 13  Display Letter Series -- DISSRS

Chapter 14  Modify Letter Series -- MODSRS

Chapter 15  Add Letter Definition -- ADDLTR

Chapter 16  Defining Database Inserts -- ADDLTR

Chaplet 17  Defining Letter Text -- ADDLTR

Chapter 18  Display Letter Definition -- DISLTR

Chapter 19  Displaying Letter Text -- DISLTR

Chapter 20  Modify Letter Definition -- MODLTR

Chapter 21  Defining Database Inserts -- MODLTR

Chapter 22  Modifying Letter Text -- MODLTR

Chapter 23  Find Letter -- FINLTR

Chapter 24  Send Letter -- SNDLTR

Chapter 25  Display Review Letters -- DISRLT

Chapter 26  Display Letter By User -- LTRENT

Chapter 27  Response to Letter -- LTRRSP

Chapter 28  Review Letter -- RVWLTR

Chapter 29  Display History Letter -- DISHLT

Chapter 30  Find Letters In History File -- FINHLT

ON-LINE SYSTEM                                   VOLUME 10
SET-UPS, REFERENCE & UVAM INFORMATION SUBSYSTEM
Chapter 1   Users Reference Manual System Overview

Chapter 2   Set-Ups, Reference & UVAM Information Overview

Chapter 3   HIO / POE User Value Assignment Module

Chapter 4   Type Of Service User Value Assignment Module

Chapter 5   Certification Requirement User Value Assignment Module

Chapter 6   Certification Action User Value Assignment Module

Chapter 7   Care Set User Value Assignment Module

Chapter 8   Point of Service User Value Assignment Module

Chapter 9   Fee Group User Value Assignment Module

Chapter 10  Checking Account User Value Assignment Module

Chapter 11  Member Class User Value Assignment Module

Chapter 12  Certification Number User Value Assignment Module

Chapter 13  Group Access User Value Assignment Module

Chapter 14  Member Network User Value Assignment Module This chapter is currently under development 11/15/96 KLM.

Chapter 15  Benefit Plan

Chapter 16  Element Variables

Chapter 17  Display HMO Information -- DISHMO

Chapter 18  Display Control E File -- DISCTE

Chapter 19  Display Control 2 File -- DISCT2

Chapter 20  Display Object Module -- DISOBJ

Chapter 21  Display Benefit Plan -- DISPLN

Chapter 22  Define Procedure -- DEFPX

Chapter 23  Display Procedure -

Chapter 24  Display Diagnosis -- DISDX

Chapter 25  Document Definition Codes -- DOCDEF

Chapter 26  Define Account Code -- DEFACT

Chapter 27  Display Checking Account Number -- DISACT

Chapter 28  Define Provider Pricing Data -- ADDPPD

Chapter 29  Adding Hospital Fees

Chapter 30  Display Provider Pricing Data -- DISPPD

Chapter 31  Define General Fee -- DEFFEE

Chapter 32  Display Fee History -- DISFEE

Chapter 33  Add Conversion Factors -- ADDCFC

Chapter 34  Display Conversion Factors -- DISCFC

Chapter 35  Define Procedure Modifier -- DEFMOD

Chapter 36  Display Procedure Modifier -- DISMOD

Chapter 37  Display Usual & Customary Rate Data This chapter is currently under development 11/15/96 KLM.

Chapter 38  DEFVMP -- Define Place Of Service Codes

Chapter 39  DISVMP -- Display Place Of Service Codes

Chapter 40  Define Adjusted Average Per Capita Cost -- DEFAPC

Chapter 41  Display Adjusted Average Per Capita Cost -- DISAPC

Chapter 42  Internal Security System -- SECURE

Chapter 43  HMO2 Record

Chapter 44  Outpatient Case Rate Pricing

Chapter 45  Case Rate User Value Assignment Module

ON-LINE SYSTEM                                   VOLUME 11
COMMUNICATIONS TRACKING SUBSYSTEM
Chapter 1   Users Reference Manual System Overview

Chapter 2   Communications Tracking Subsystem Overview This chapter is currently under development 11/15/96 KLM.

Chapter 3   Add Telephone Log

Chapter 4   Displaying Telephone Logging -- DISTEL

Chapter 5   Modify Telephone Logging Records-MODTEL Function

Chapter 6   List of Logged Calls -- LSTTEL

DATA LISTING REPORTING SYSTEM
Chapter 1   Users Reference Manual System Overview

Chapter 2   Data Listing Reporting System Overview

Chapter 3   Define List Report -- DEFLST

Chapter 4   List Report -- LSTRPT

ROWS AND COLUMNS REPORTING SYSTEM
Chapter 1   Users Reference Manual System Overview

Chapter 2   Define Rows And Columns Report -- DEFRAC

Chapter 3   Submit Rows And Columns Report -- RACRPT


              [The balance of this page left intentionally blank.]

                                   SCHEDULE E

                                TRAVEL GUIDELINES

The guidelines for reimbursement below are for reasonable MPOWER and Customer travel and out of pocket expenses related to an approved Work Order or in the case of Customer, for authorized MPOWER related marketing Expenses (Schedule H).

Air Travel: Customer will reimburse MPOWER for staff air travel at coach rates unless unavailable for the travel time frames requested by Customer. Trips by MPOWER staff will be booked as far in advance as possible to receive the maximum discount from the airlines provided for unrestricted airfares.

Auto Rental: Customer will reimburse MPOWER for staff auto rental at no more than intermediate car rates, unless three (3) or more MPOWER staff share the same auto in which case Customer will reimburse MPOWER at full size car rates.

Meals: Customer will reimburse MPOWER for staff meals.

Hotels: Customer will reimburse MPOWER for staff expenses incurred for hotel costs, including telephone. This reimbursement shall be for single rooms only, and specifically excludes suites, office space and services, movie charges, health club charges, etc.

Receipts: MPOWER will, upon Customer request, include full explanations and will provide receipts for expenses of over $25.00. Customer agrees to reimburse MPOWER for travel expenses within thirty (30) days of receipt.

                                   SCHEDULE F

                            NON-DISCLOSURE AGREEMENT


This Agreement is entered into as of this ___ day of ________________ __, 19___ by _________________________________________________ ("CUSTOMER"), located at
___________________________________________________________________ and
___________________________________________________________________ ("Company")
with its principal place of business located at ________________________________ ______________________________________________________________________ in
connection with ________________________________________________________________
______________________________________ services (hereinafter the "Services")
provided by Company to CUSTOMER, Company will have access to MPOWER(TM) software. MPOWER Solutions Inc. (hereinafter "MPOWER") is the copyright owner of the MPOWER(TM) software, which bears the appropriate copyright notice. In addition, Company recognizes that the MPOWER(TM) software is proprietary, confidential and the trade-secret property of MPOWER and that it represents the culmination of a substantial investment of time and money. The MPOWER(TM) software is made available only to non-MPOWER personnel who agree to maintain its confidential and trade-secret nature, to make no disclosure of any portion of the MPOWER(TM) software to any third party, and to protect adequately its usage.

Accordingly, in consideration of the disclosure of the MPOWER(TM) software and any accompanying materials for the limited purpose of providing Services to CUSTOMER, Company and its officers and other employees agree to the following specific requirements:

1. Company, its officers and employees, shall preserve the confidential and trade-secret nature of the MPOWER(TM) software and its contents in whole or part and not disclose the MPOWER(TM) software or its contents in whole or part to any third party or entity, nor use it, including any source code, or any concepts, ideas, know-how or anything else learned from it, for any purpose except to provide Services to CUSTOMER. Further, Company specifically agrees that it will instruct its officers and employees who have access to the MPOWER(TM) software of the confidential and trade-secret nature of the MPOWER(TM) software and instruct them that they are forbidden to disclose the MPOWER(TM) software or the contents thereof in whole or part to any third party or entity.

2. Company shall use the MPOWER(TM) software solely for the purpose of providing Services to CUSTOMER. Company shall exercise sufficient control over the MPOWER(TM) software to preserve said confidential and trade-secret interests, safeguarding the MPOWER(TM) software from theft, access by unauthorized personnel, and assuring that suck materials or the contents thereof are neither used in an unauthorized manner. Company shall not copy, reproduce, translate into another language or format, transmit, (including without limitation, electronic transmission over any network) reverse engineer, disassemble or decompile, any of the MPOWER(TM) software.

3. On completion of the Services or at the request of CUSTOMER or MPOWER, Company shall immediately return to CUSTOMER or MPOWER all copies of the MPOWER(TM) software made available to it. Company agrees that the duties of nondisclosure and confidentiality concerning the subject matter and contents of the MPOWER(TM) software will survive the return of the MPOWER(TM) software

4. The restrictions herein shall not apply to information which: (a) is or falls into the public domain through no wrongful act of Company; or (b) is approved for release by written authorization of MPOWER.

5. All of Company's employees who provide Services to CUSTOMER, and any other employees of Company who may have access to the MPOWER(TM) software may not, while providing Services to CUSTOMER and for a period of five (5) years following the later of (i) the return of the MPOWER(TM) software or
     (ii) the completion of the Services hereunder, participate or have any involvement (including an advisory or consultative role) in the development, modification or enhancement of a competing product to MPOWER(TM) software, or create a software similar to the MPOWER(TM) software for itself or another individual or entity.

6. The title and full ownership to the MPOWER(TM) software is agreed to be and shall remain the proprietary, confidential and trade-secret property of MPOWER, whether or not any portion of these materials are or may be protected by copyright law. Company's right to use of the MPOWER(TM) software as a result of this Agreement may not be assigned, subleased, or otherwise transferred (voluntarily, by operation of law, or otherwise) without MPOWER's prior written consent.

7. The obligations sat forth in this Agreement shall continue even if any such employees and officers are no longer employed by Company.

Company agrees that in the event of a breach or threatened breach of any of the provisions of this Agreement, MPOWER and CUSTOMER shall have no adequate remedy in money or damages and, accordingly, shall be entitled to an injunction against such breach, in addition to any other legal or equitable remedies available to MPOWER and CUSTOMER.

Company shall indemnify and hold harmless CUSTOMER and MPOWER from any and all losses (including, without limitation, reasonable attorneys' fees) resulting from a breach of this Agreement.

Nothing contained in this Agreement shall be construed as granting, conferring, or implying any rights by license or otherwise.

This Agreement shall be governed by and construed in accordance with the laws of the State of New Mexico, except for its conflict of laws principles.

IN WITNESS WHEREOF, the parties by their duly authorized representatives have caused this Agreement to be executed as of the date first written above.

CUSTOMER                                    COMPANY

By:                                     By:
   ----------------------------------      -------------------------------------
   (Authorized Signature)                  (Authorized Signature)

Title:                                  Title:
      -------------------------------         ----------------------------------

Date:                                   Date:
     --------------------------------        -----------------------------------

                                   SCHEDULE G

                  MPOWER IDENTIFIED PARTIES FOR NON-DISCLOSURE

     In accordance with Section 13 of the Agreement, Customer may not disclose MPOWER's Confidential Information to direct competitors of MPOWER, including but not limited to, the companies listed below, including such companies' parents, subsidiaries and affiliates, and such parents' subsidiaries and affiliates:

     Computer Science Corporation (CSC)

     Electronic Data Systems Corporation (EDS)

     ERISCO

     AMISYS Managed Care Information Systems, Inc.

     Health Systems Design, Inc. (HSD)

     Health Systems Integration, Inc. (HSII)

     GTE Health Systems

     Resource Information Management Systems (RIMS)

     HBO & Co.

     TXEN

     Perot Systems

     IDX

                                   SCHEDULE H

                                   WORK ORDERS

A work order is the document the Customer uses to authorize MPOWER to perform Supplemental Services ("Work Order"). Some examples of Supplemental Services are modifications, enhancements, conversion support, additional training, etc. The steps in completing a Work Order are as follows:

Step 1. The Customer determines that Supplemental Services are required from
        MPOWER.

Step 2. The Customer, assisted by MPOWER if requested, provides, in writing, the functional requirements for the Supplemental Services desired.

Step 3. Provided Customer has provided sufficient information in Step 2, MPOWER creates a project plan. (If information is incomplete, Step 2 needs to be repeated or expanded upon.) The contents of a typical project plan are given below:

                        Contents of Typical Project Plan

        I. Statement of work, including description of task, goal, scope of effort, assumptions/constraints, approach, success factors, and risks.

        II.     Term

        III.    Estimated Hours (if applicable)

        IV.     Staffing and Roles

        V.      Schedule and Milestones

        VI.     Deliverables

        VII. Estimated Non-Personnel Charges (such as, if applicable, but not limited to, supplemental computer processing usage, telecommunications charges, physical materials, special equipment, etc.)

Step 4. Customer reviews project plan. If necessary based on Customer's comments, MPOWER revises project plan.

Step 5. MPOWER prepares a Work Order (see sample on the next page) with the project plan as an attachment.

Step 6. Customer approves Work Order.

Step 7. Work begins upon receipt by MPOWER of an approved Work Order.

NOTE: Any change in scope (e.g., a modification or an expansion to the functional requirements in Step 2) to an existing Work Order requires a new Work Order and a repeat of the above steps.

                                Sample Work Order

[Date]

[Customer Name]
[Customer Address]

Re: Work Order Number [insert sequential number of Work Order]

Dear [Customer Authorized Representative]:

This letter is a "Work Order" issued in accordance with the Master License, Processing and Service Agreement between [Customer] and MPOWER, dated [date of Master Agreement] ("Master Agreement"), and confirms the agreements reached between you and

MPOWER for the services specified herein.

[Customer] Coordinator: [name].

MPOWER Coordinator: [name].

Task Description: See attached Project Plan.

Term: See attached Project Plan.

Rate: Per Schedule B of Master Agreement or per Schedule H of Master Agreement dated [date], the rate shall be: [add appropriate rate].

Estimated Charge: [state if appropriate].

Assignment Location: MPOWER Headquarters, Albuquerque, NM.

Deliverables: See attached Project Plan.

Production Impact: [state].

Travel Expenses: Shall be reimbursed in accordance with Schedule
E of the Master Agreement dated [date].

Other:

[Customer name] hereby represents that it has the right and authority to execute this Work Order and agrees to be bound by the terms and conditions of both the Master Agreement and this Work Order. The terms and conditions of this Work Order shall take precedence over any conflicting terms and conditions contained in the Master Agreement. Please indicate [name] 's acceptance of this Work Order by returning one signed copy to MPOWER.

Sincerely,

MPOWER Corporation

By:_____________________________________

Name:___________________________________

Title:__________________________________

Accepted on this________________________ day of __________________ __, 19__

[CUSTOMER NAME]

By:_____________________________________

Name:___________________________________

Title:__________________________________

                                   Schedule I

                             Marketing Partner Terms

MPOWER and Customer agree as follows:

o    Customer will serve as the initial test site for the implementation of:

     MPOWER 6000 the DB2 version of MPOWER(TM) operating on the IBM RS6000 platform.

     The first release of the MPOWER(TM) GUI system.

o Customer will serve as the development site and "test lab" for developing a new mid-range Implementation Plan for MPOWER.

o Customer will assist MPOWER in marketing the MPOWER Software and will serve as a reference site, provide interviews, allow Customer's name and logo to be utilized in promotional materials and attend selected conferences and presentations. There will be no use of Customer's clients' names and logos without written consent. MPOWER will pay for any travel, lodging or other travel related expenses for Customer's assistance in marketing.

o MPOWER will provide reasonable assistance to Customer in "selling" MPOWER capabilities to current and future clients, which shall include, but not be limited to, on-site presentations, providing promotional materials and participating in proposals. Customer will pay for any travel, lodging or other travel related expenses for MPOWER's assistance in marketing. MPOWER will provide one (1) visit without charge to present MPOWER to Customer's clients identified in Schedule A.

o Customer will be reimbursed for reasonable Expenses relating to MPOWER marketing activity in accordance with Schedule E.

                          SCHEDULE J

MPOWER SOLUTIONS, INC.                                             HUBLINK, INC.

MPOWER Solutions, Inc.                            HealthScope/United, Inc.
2305 Renard Place, S.E.                           345 Hudson Street, 16th Floor
Albuquerque, NM 87106                             New York, NY 10014
("MPOWER")                                        ("Customer")

This Agreement constitutes a Software License Agreement

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, INCLUDING EXHIBITS, understand it, and agree to be bound by all of its provisions. This Agreement constitutes the complete and exclusive statement of the Software License Agreement between the parties, and supersedes all prior oral and written communications concerning the Software License.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date(s) shown below.

MPOWER                                  HEALTHSCOPE/UNITED, INC.
                                        (CUSTOMER)

BY:________________________________     BY:____________________________________

PRINTED NAME:______________________     PRINTED NAME:__________________________

TITLE:_____________________________     TITLE:_________________________________

DATE:______________________________     DATE:__________________________________

                                   DEFINITIONS

Whenever used in this Agreement, the following terms shall have the meaning ascribed to them below. Other capitalized terms used in this Agreement are defined in the context in which they are used and shall have the meanings ascribed therein. The terms defined below include the plural as well as the singular.

1) LICENSE AGREEMENT means the Agreement between MPOWER ("Licensor") and the Customer for the purchase of a non-exclusive and nontransferable site license (the "License) to use the Software in accordance with the Documentation for Customer's internal business purposes in interfacing the Licensor's system to other Customer-owned or -licensed systems for purposes principally related to the data exchange needs of the Licensor system, but not for remarketing, time-sharing, or service bureau use.

2) SOFTWARE DESCRIPTION AND PRICE SCHEDULE means collectively the HUBLink-owned programs licensed to the Customer pursuant to the terms and conditions of this Agreement and the fees therefor, attached to this Agreement.

3) SOFTWARE SUPPORT means support and maintenance services for Software provided in this Agreement.

4) DOCUMENTATION means collectively: all of the written, printed, electronic or other format materials identified in this Agreement.

     Standard Documentation provided to Customers includes:

     Technical Reference Manual -- Includes an overview of the system and required skill set, a discussion and working examples of the internal configuration table, a section on HL7, details on the structure of the internal files, a methodology for determining data specifications, mappings and conversions, a step-by-step walk through of the interface and routing construction process, look-up tables, testing, and creating/modifying the internal data definition standard.

     Operations Manual -- Includes an introduction to the system and required skill set, a short technical overview, a description of the duties of the operator, the access procedures, a walk-through of the screens and available functions, and an error analysis process,

     Training Manuals -- (Extended Expressions, Table Configuration, and Task-Based Send/Receive) Includes specific examples and lessons for the needed skills to manage the communications, application to Integrator interfaces, and conversion mapping.

5) THIRD PARTY PRODUCTS means software and hardware which are supplied by persons, corporations or entities other than HUBLink or Customer or either party's affiliates.

6) THIRD PARTY means person, corporations and entities other than HUBLink or Customer, or either party's affiliates.

7) SUBSTANTIALLY CONFORM means materially conforms, as opposed to perfect, error free conformity.

8) OUT-OF-POCKET EXPENSES mean any and all actual out-of-pocket expenses incurred by HUBLink and MPOWER related to this Agreement, including, but not limited to reasonable travel expenses, remote dial-up charges, and any required equipment.

9) ACT OF GOD means any act of nature, including, but not limited, to tornadoes, hurricanes, and earthquakes.

All other terms shall have the meanings defined in the Master License and Services Agreement between MPOWER and Customer.

1.   LICENSE

(a) MPOWER ("Licensor") grants to Customer a non-exclusive and nontransferable site license (the "License") to use the Software in accordance with the Documentation for Customer's internal business purposes }n interfacing the Licensor's system to other Customer-owned or-licensed systems for purposes principally related to the data exchange needs of the Licensor system, but not for remarketing, time-sharing, or service bureau use. Customer is prohibited from using the Software under this Agreement for the principal purpose of exchanging or interfacing data between other systems. The Software License is for use on a single computer functioning as a single server, and for use with Customer's own data only. Customer may prepare a reasonable number of copies of the Software for archive and backup purposes and of the Documentation for internal business purposes as long as all copies of the Software and Documentation contain the proprietary notices appearing on the copies initially furnished to Customer.

(b) The License term shall commence upon the date this Agreement is executed, and unless indicated otherwise herein, shall continue perpetually.

(c) The License Fee shall be paid in the amount, at the times and subject to the terms specified in the Software Description and Price Schedule.

2.   COPYRIGHT

The Software is owned by HUBLink and }s protected by United States copyright laws and international treaty provisions. Copies may only be made as provided in
Section 1 for archival and backup purposes. The Documentation may not to be copied other than as provided by Section I.

3.   SOFTWARE SUPPORT SERVICES

Software Support Services ordered by Customer will be provided under Licensor's Software Support policies in effect on the date that Software Support is ordered, subject to the payment by Customer of the applicable fees. Reinstatement of lapsed Software Support is subject to Licensor's Software Support reinstatement fees in effect on the date Software Support is reordered.

4.   IMPLEMENTATION AND CONSULTING SERVICES

MPOWER will provide implementation and consulting services agreed to by the parties and under the terms of this Agreement, All implementation and consulting services shall be billed on a time and materials basis, unless the parties expressly agree otherwise in writing. Any implementation and consulting services acquired from MPOWER shall be bid separately from Software licenses.

5.   PAYMENT TERMS

MPOWER shall invoice Customer for all charges, at the times and in accordance with the provision specified in the Master License and Services Agreement, provided that MPOWER shall not invoice Customer for any charge that under the provision of this Agreement is due upon execution.

6.   SOFTWARE WARRANTIES

(a) Licensor and HUBLink warrant that the Software shall Substantially Conform with the Documentation for 60 days from the date of Software receipt (the "Warranty Period"). If Customer notifies Licensor in writing during the Warranty Period that the Software does not function as warranted, Licensor, at its expense, shall use its best efforts to confirm the existence of and correct the reported nonconformity. Modifications of the Software without the express written consent of Licensor will render Licensor's and HUBLink's warranty void.

(b) THE WARRANTIES EXPRESSED IN THIS SECTION 6 OF THE LICENSE AGREEMENT ARE IN LIEU OF, AND LICENSOR AND HUBLink HEREBY DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SOFTWARE ASSETS, THIRD PARTY PRODUCTS OR OTHER SERVICES OR PRODUCTS PROVIDED UNDER. THIS AGREEMENT INCLUDING, BUT NOT LIMITED TO, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.   INFRINGEMENT INDEMNIFICATION

(a) HUBLink will defend and indemnify Customer against a claim that Software infringes a copyright or patent provided that: (i) Customer notifies HUBLink or Licensor in writing within 30 days of the claim, (ii) HUBLink has sole control of defense and all related settlement negotiation, and (iii) Customer provides HUBLink with assistance, information and authority necessary to perform HUBLink's obligations under this Section. Reasonable out-of-pocket expenses incurred by Customer in providing such assistance will be reimbursed by HUBLink.

8.   LIMITATION OF LIABILITY

(a) Customer may recover direct damages against HUBLink and Licensor up to the limits set forth below, if after reasonable efforts HUBLink or Licensor fails to make the Software operate as warranted in Section 3(a) of this License Agreement, provided that the foregoing shall not diminish any cure rights granted to HUBLink or Licensor or supersede any exclusive remedies expressly provided under this Agreement.

(b) Except for personal injury or damage to property caused solely by HUBLink's or Licensor's gross negligence or willful misconduct, HUBLink's or Licensor's maximum liability to Customer with respect to the transactions contemplated by this Agreement, regardless of the form of action, shall be limited to the charges actually paid by Customer under this Agreement. In no event will HUBLink or Licensor be liable to Customer for (i) any damage, loss or expense arising from performance or nonperformance of any Third Party Products, (ii) lost profits, incidental or consequential damages (except in the case of HUBLink's or Licensor's gross negligence or willful misconduct), even if HUBLink or Licensor has been advised of the possibility or such damages, or (iii) for any third party claim against Customer concerning the Software.

(c) Without limiting the foregoing, Customer agrees that the use of the Software by Customer or Customers personnel for any purpose cannot be controlled by HUBLink or Licensor and must not be substituted for Customer's professional skill and judgment. Customer acknowledges that HUBLink and Licensor are in no way responsible for information contained in, entered into, or used in connection with the Software and Customer independently will verify the accuracy and completeness of such information.

(d) The remedies set forth throughout this Agreement constitute Customer's sole and exclusive remedies and HUBLink's and Licensor's entire liability in the event of a breach and/or termination of this Agreement or any Schedule to this Agreement.

9.   TERMINATION

(a)  Customer may terminate the Agreement by giving Licensor at least ninety
(90) days advance written notice if, after reasonable efforts, Licensor fails to cure a breach of its Software warranty set forth in Section 3 (a) of the License Agreement.

(b) Licensor or HUBLink may terminate the Agreement by giving Customer written notice of termination if Customer:

     (i) Breaches any of its obligations under Section 6 of this Agreement to protect HUBLink's proprietary information or commits a material breach of its obligations under Section 1, and in either event, fails to correct the breach within ninety (90) days after receiving written notification from HUBLink of the breach.

     (ii) Customer terminates the License, Processing and Services Agreement for Licensor system between MPOWER and Customer.

10.  PROPRIETARY INFORMATION

(a) Customer acknowledges that all work products or ideas developed by HUBLink pursuant to this Agreement for Customer which may be subject to patent, copyright, trade secret or other proprietary protection shall be owned by HUBLink and licensed to Customer as Software in accordance with the terms and conditions of this Agreement.

(b) To the extent either party's employees are exposed to confidential information belonging to or in the custody of the other party, such persons shall take the same steps to protect such information as they are required to take to protect their employer's confidential information of like kind. If requested, a party shall demonstrate to the other party that its employees, consultants and agents are obligated to it in writing to protect such confidential information; provided, however, that Customer shall not provide access to source code to its consultant or agent without the prior written permission of HUBLink. The foregoing does not require either party to protect any information ([) currently in the public domain or rightfully in the possession of such party, (ii) subsequently entering the public domain for any reason other than a party's failure to meet its obligations under this Agreement, (iii) rightfully acquired by a party without obligation of confidentiality or (iv) independently developed by a party without use of the other party's confidential information.

(c)  Customer shall use, copy and disclose the Software only as permitted under
Section 1 of the License Agreement and shall ensure that all persons receiving access to the Software are obligated to Customer in writing or under standard operating procedures to protect the Software in a manner consistent with the terms of this Section 10. In no event will Customer reverse assemble or reverse compile the Software for the purpose of revealing the proprietary information contained in the Software or otherwise use the Software to develop functionally similar computer software or to compete with HUBLink.

(d) This Agreement will not prevent HUBLink from providing to other customers services and any products that are identical or similar to services and products furnished to Customer under this Agreement. Title and full ownership rights to the Software remain with HUBLink.

11.  MISCELLANEOUS

(a) This Agreement is deemed to have been entered into in the State of [Customer] and its interpretation, construct[on, and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of the State of Delaware exclusive of its choice of law rules.

(b) Neither party shall be held responsible for any delay or failure in performance under this Agreement arising out of any Act of God, provided that the foregoing shall not excuse either party from its obligations under this Agreement to protect the other's proprietary information.

(c) Customer may, upon written notice to Licensor, assign this Agreement in whole to any party, other than a competitor of HUBLink or Licen sor, acquiring substantially all of Customer's assets or with which Customer merges or consolidates and who, in either event, agrees in writing to assume each and every obligation conferred upon Customer under this Agreement. Customer may not otherwise assign this Agreement without HUBLink's or Licensor's prior written consent and any attempted unauthorized assignment shall be void. In the event of a proper assignment, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and

(d) Customer shall not, without the prior written consent of Licensor, disclose the terms and conditions Agreement or disclose any information concerning the details of this Agreement, except as may be required for internal corporate, accounting or legal review or as required by law, and upon any such disclosures, Customer shall take all necessary actions to prevent such further disclosure to the maximum extent possible. Any failure by Customer in this regard shall constitute a material breach of this Agreement. Such nondisclosure requirement shall survive termination or expiration of this Agreement.

(e) Licensor shall perform all services under this Agreement as an independent contractor and not as an agent or employee of Customer. Licensor may perform its obligation under this Agreement through the use of a subcontractor(s) provided that the use of a subcontractor(s) shall not diminish Customer's rights or HUBLink's or Licensor's liability under this Agreement.

(f) Both parties agree that Licensor may publicize the fact that the Customer is a user of the Software. The Customer will be provided a copy of the planned publicity releases a reasonable time in advance and given opportunity to reject or make changes to the publicity release.

(g) The Customer will afford the Licensor reasonable access to its premises for the sole purpose of verifying that the terms and conditions of this License are being observed.

(h) Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction thereof. In lieu of arbitration, if both parties agree to mediation as an alternative at the time the controversy or claim arises, a mediator will be mutually selected by the parties to perform under the laws and rules of mediation so then determined and agreed upon by both parties.

(i) None of the terms of this Agreement shall be deemed to be waived or amended by either party unless such waiver or amendment is in writing and signed by both parties, and recites specifically that it is a waiver of, or amendment to, the terms of this Agreement. The failure of MPOWER or Customer in any one or more instances to insist upon strict performance of any of the terms of this Agreement shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or provisions on any future occasion.

(j) In the event that a court of competent jurisdiction holds that a particular provision or requirement of this Agreement is in violation of any applicable law, each such provision or requirement shall be enforced only to the extent it is not in violation of such law or is not otherwise unenforceable and all other provisions and requirements of this Agreement shall remain in full force and effect.

(k) All notices to be given under this Agreement shall be made in writing and mailed by certified mail, return receipt requested, to the other pant at its address set forth below or at such other address as the party may specify in writing.

To:             MPOWER

                ________________________

                ________________________

                ________________________



To Customer:    HEALTHSCOPE/UNITED, INC.

                ________________________

                ________________________

                ________________________


                     PROGRAM DESCRIPTION AND PRICE SCHEDULE
                        Customer: HealthScope/United Inc.

SOFTWARE ORDER:

                            Number of           Authorized for
Program Name.    Version    Authorized Links    Production (Y)    Other Description    Price
-------------    -------    ----------------    --------------    -----------------    -----
Integrator         4.25     Not Applicable      Not Applicable                         $[*]


Software Payment Terms
----------------------

100% due with execution of this Agreement, net -30-


PROGRAM SUPPORT ORDER:

Support Description                          Support Period      Price
-------------------                          --------------      -----
Software support, maintenance and upgrades   One year            $[*]


Support Payment Terms
---------------------

Commences on the date Customer places software on production use, that being the point in time that software is used to perform normal business operations for the first Customer service bureau client. Use of live data for test procedures does not constitute production use. Payable in twelve equal monthly installments. Net 30.

* Confidential Treatment Requested

                        CUSTOMER: HEALTHSCOPE/UNITED INC.


     Customer contact:

          Primary:                      Phone:
          Secondary:                    Phone:

     Invoice Address:
                     --------------------
                     --------------------
     Installation Address:
                          --------------------
                          --------------------


This is a Schedule to the MPOWER Software License and Services Agreement
dated         , by Customer.
      --------